                                                                   Exhibit 10.54

                                                                  CONFORMED COPY





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                                CREDIT AGREEMENT

                         dated as of November 10, 1999,


                                      among


                              THE LTV CORPORATION,


                            THE LENDERS NAMED HEREIN,


                      MORGAN STANLEY SENIOR FUNDING, INC.,

                       as Lead Arranger and Book Manager,


                           CREDIT SUISSE FIRST BOSTON,

                             as Administrative Agent


                                       and


                      MORGAN STANLEY SENIOR FUNDING, INC.,

                              as Syndication Agent






================================================================================
                                                         [CS&M Ref No. 3909-932]

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms ............................................   1
SECTION 1.02.  Terms Generally ..........................................  18
SECTION 1.03.  Pro Forma Calculations ...................................  18


                                   ARTICLE II

                                   The Credits

SECTION 2.01. Commitments ...............................................  18
SECTION 2.02. Loans .....................................................  18
SECTION 2.03. Borrowing Procedure .......................................  19
SECTION 2.04. Evidence of Debt; Repayment of Loans ......................  20
SECTION 2.05.  Fees .....................................................  20
SECTION 2.06. Interest on Loans .........................................  20
SECTION 2.07. Default Interest ..........................................  20
SECTION 2.08. Alternate Rate of Interest ................................  21
SECTION 2.09. Termination and Reduction of Commitments ..................  21
SECTION 2.10. Conversion and Continuation of  Borrowings ................  21
SECTION 2.11. Repayment of Borrowings ...................................  22
SECTION 2.12. Prepayment ................................................  23
SECTION 2.13. Mandatory Prepayments .....................................  23
SECTION 2.14. Reserve Requirements; Change in Circumstances .............  24
SECTION 2.15. Change in Legality ........................................  25
SECTION 2.16. Indemnity .................................................  25
SECTION 2.17. Pro Rata Treatment ........................................  26
SECTION 2.18. Sharing of Setoffs ........................................  26
SECTION 2.19. Payments ..................................................  26
SECTION 2.20. Taxes .....................................................  26
SECTION 2.21. Assignment of Commitments Under Certain Circumstances;
                  Duty to Mitigate ......................................  27


                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers ......................................  28
SECTION 3.02.  Authorization ............................................  29
SECTION 3.03. Enforceability ............................................  29
SECTION 3.04. Governmental Approvals ....................................  29
SECTION 3.05. Financial Statements ......................................  29
SECTION 3.06. No Material Adverse Change ................................  30
SECTION 3.07. Title to Properties; Possession Under Leases ..............  30
SECTION 3.08. Subsidiaries ..............................................  30
SECTION 3.09. Litigation; Compliance with Laws ..........................  30
SECTION 3.10. Federal Reserve Regulations ...............................  31
SECTION 3.11. Investment Company Act; Public Utility Holding Company Act   31
SECTION 3.12. Use of Proceeds ...........................................  31



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                                                                               2
                                                                         Page
                                                                         ----

SECTION 3.13. Tax Returns ...............................................  31
SECTION 3.14. No Material Misstatements .................................  31
SECTION 3.15. Employee Benefit Plans ....................................  31
SECTION 3.16. Environmental Matters .....................................  32
SECTION 3.17. Insurance .................................................  32
SECTION 3.18. Security Documents ........................................  32
SECTION 3.19. Location of Owned Real Property ...........................  33
SECTION 3.20. Labor Matters .............................................  33
SECTION 3.21. Solvency ..................................................  33
SECTION 3.22. Year 2000 .................................................  33


                                   ARTICLE IV

                              Conditions of Lending



                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01. Existence; Businesses and Properties ......................  36
SECTION 5.02. Insurance .................................................  37
SECTION 5.03. Obligations and Taxes .....................................  38
SECTION 5.04. Financial Statements, Reports, etc ........................  38
SECTION 5.05. Litigation and Other Notices ..............................  39
SECTION 5.06. Employee Benefits .........................................  39
SECTION 5.07. Maintaining Records; Access to Properties and Inspections .  39
SECTION 5.08. Use of Proceeds ...........................................  39
SECTION 5.09. Compliance with Environmental Laws ........................  40
SECTION 5.10. Preparation of Environmental Reports ......................  40
SECTION 5.11. Further Assurances ........................................  40


                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01. Indebtedness ..............................................  41
SECTION 6.02. Liens .....................................................  42
SECTION 6.03. Sale and Lease-Back Transactions ..........................  44
SECTION 6.04. Investments, Loans and Advances ...........................  44
SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions .  45
SECTION 6.06. Dividends and Distributions; Restrictions on Ability of
                  Subsidiaries to Pay Dividends .........................  45
SECTION 6.07. Transactions with Affiliates ..............................  46
SECTION 6.08. Business of Borrower and Subsidiaries .....................  47
SECTION 6.09.  Note Documents and Other Agreements ......................  47
SECTION 6.10.  Capital Expenditures .....................................  47
SECTION 6.11.  Consolidated Leverage Ratio ..............................  48
SECTION 6.12. Consolidated Interest Coverage Ratio ......................  48
SECTION 6.13. Consolidated Fixed Charge Coverage Ratio ..................  49
SECTION 6.14.  Fiscal Year ..............................................  49

                                   ARTICLE VII

                                Events of Default



                                  ARTICLE VIII

                                   The Agents



                                   ARTICLE IX

                                  Miscellaneous

                                                                         Page
                                                                         ----

SECTION 9.01. Notices ...................................................  53
SECTION 9.02. Survival of Agreement .....................................  53
SECTION 9.03. Binding Effect ............................................  54
SECTION 9.04. Successors and Assigns ....................................  54
SECTION 9.05. Expenses; Indemnity .......................................  56
SECTION 9.06. Right of Setoff ...........................................  57
SECTION 9.07. Applicable Law ............................................  57
SECTION 9.08. Waivers; Amendment ........................................  57
SECTION 9.09. Interest Rate Limitation ..................................  58
SECTION 9.10. Entire Agreement ..........................................  58
SECTION 9.11.  WAIVER OF JURY TRIAL .....................................  58
SECTION 9.12. Severability ..............................................  58
SECTION 9.13. Counterparts ..............................................  58
SECTION 9.14. Headings ..................................................  59
SECTION 9.15. Jurisdiction; Consent to Service of Process ...............  59
SECTION 9.16. Confidentiality ...........................................  59


Schedule 1.01(a)           Guarantors
Schedule 1.01(b)           Mortgaged Properties
Schedule 1.01(c)           LTV Cash Investment Policy
Schedule 2.01              Lenders and Commitments
Schedule 3.07(c)           Condemnation Proceedings
Schedule 3.08              Subsidiaries
Schedule 3.09              Litigation
Schedule 3.16              Environmental Matters
Schedule 3.17              Insurance
Schedule 3.18(c)           Mortgage Filing Offices
Schedule 3.19              Real Property Owned In Fee
Schedule 4.02(a)           Other Local Counsel
Schedule 6.01              Outstanding Indebtedness on Closing Date
Schedule 6.02              Liens Existing on Closing Date
Schedule 6.04              Investments Existing on Closing Date

Exhibit A       Form of Administrative Questionnaire
Exhibit B       Form of Assignment and Acceptance
Exhibit C       Form of Borrowing Request
Exhibit D       Form of Guarantee Agreement
Exhibit E       Form of Indemnity, Subrogation and Contribution Agreement
Exhibit F-1     Form of Mortgage
Exhibit F-2     Form of Deed of Trust
Exhibit G       Form of Security Agreement

                                                                         Page
                                                                         ----

Exhibit H-1     Form of Opinion of Glenn Moran, General Counsel of the
                Borrower
Exhibit H-2     Form of Opinion of Davis Polk & Wardwell
Exhibit H-3     Form of Opinion of Local Counsel

                                            CREDIT AGREEMENT dated as of
                                    November 10, 1999, among THE LTV
                                    CORPORATION, a Delaware corporation (the
                                    "Borrower"), the Lenders (as defined in
                                    Article I), MORGAN STANLEY SENIOR FUNDING,
                                    INC., a Delaware corporation ("MSSF"), as lead arranger and book manager (in such capacities, the "Lead Arranger"), CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, and MSSF, as syndication agent (in such capacity, the "Syndication Agent").

         Pursuant to the Stock Purchase Agreement (such term and each other capitalized term used but not defined in this preamble having the meaning given it in Article I), the Borrower intends to acquire (the "Acquisition") all the issued and outstanding Equity Interests of Copperweld and Copperweld Canada for aggregate cash consideration (including the refinancing of Indebtedness of Copperweld and Copperweld Canada) of approximately $650,000,000 (the "Cash Consideration"). The Borrower previously has acquired all the issued and outstanding Equity Interests of WTHI for aggregate cash consideration of approximately $120,000,000.

         The Borrower has requested that the Lenders extend credit in the form of Loans, in an aggregate principal amount not in excess of $225,000,000. The proceeds of the Loans are to be used solely (a) to pay the Cash Consideration and related fees and expenses and (b) to repay borrowings under the Securitization Facilities that were used to finance the acquisition of WTHI and to pay related fees and expenses.

         The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions


         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

         "Acquired Indebtedness" shall mean Indebtedness of a person or any of its subsidiaries (the "Acquired Person") (a) existing at the time such person becomes a Subsidiary of the Borrower or at the time it merges or consolidates with a Subsidiary of the Borrower or (b) assumed in connection with the acquisition of assets by such person; provided in each case that (i) such Indebtedness was not created in contemplation of such acquisition, merger or consolidation and (ii) such acquisition, merger or consolidation is otherwise permitted under this Agreement.

         "Acquired Person" shall have the meaning assigned to such term in the definition of the term "Acquired Indebtedness".

         "Acquired Subsidiaries" shall mean WTHI, Copperweld, Copperweld Canada and their respective subsidiaries.

         "Acquired Subsidiaries Working Capital" shall mean as at any date of determination, the excess of (a) the sum of the book value of the inventory and the accounts receivable of the Acquired

Subsidiaries at such date over (b) the accounts payable of the Acquired Subsidiaries at such date, all as determined in accordance with GAAP.

         "Acquisition" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified, provided that for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns more than 5% of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

         "Agents" shall have the meaning assigned to such term in Article VIII.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause
(b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Applicable Percentage" shall mean, for any day, with respect to any Eurodollar Loan or ABR Loan, the applicable percentage set forth below under the caption "Eurodollar Spread" or "ABR Spread", respectively, based upon the ratings by S&P and Moody's, respectively, applicable on such day to the Loans:

              =======================================================================
                      RATINGS               EURODOLLAR             ABR SPREAD
                                              SPREAD
              -----------------------------------------------------------------------
              Category 1
              ----------
              BB+/Ba1 or higher               3.375%                 2.375%


              -----------------------------------------------------------------------
              Category 2
              ----------
              BB/Ba2                          3.625%                 2.625%


              -----------------------------------------------------------------------
              Category 3
              ----------
              BB-/Ba3                         3.875%                 2.875%

              -----------------------------------------------------------------------
              Category 4
              ----------
              B+/B1 or lower                  4.125%                 3.125%


              =======================================================================


         For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Loans (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 3; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Loans shall fall within different Categories, the Applicable Percentage shall be based on the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Loans shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation. If this Agreement shall be amended or modified in any way, or any provision hereof shall be waived, in each case so as to permit the Borrower to incur any additional term Indebtedness pursuant to which the holders thereof would be entitled to be secured ratably with the Lenders by the Collateral (whether created as an additional tranche of term loans hereunder or otherwise) and having a final maturity and a weighted average life to maturity at least one year later than that of the Loans, and any applicable interest rate margin in respect of such additional term Indebtedness would exceed the applicable interest rate margin provided for hereunder in respect of the Loans by more than 0.25%, then each applicable interest rate margin provided for in the table above shall, concurrently with the incurrence of such Indebtedness, be deemed to be amended to the extent (but only to the extent) necessary to increase such interest rate margin to a level that is 0.25% below the related applicable interest rate margin for such Indebtedness.

         "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger, sale and leaseback, casualty, condemnation or otherwise) by the Borrower or any Subsidiary of any of its assets (other than (i) inventory, excess, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) inventory (other than inventory of the Acquired Subsidiaries) and receivables sold pursuant to the Securitization Facilities, (iii) dispositions between or among the Borrower and its Subsidiaries (other than a disposition of Collateral by an Acquired Subsidiary), (iv) dispositions between or among Acquired Subsidiaries,
(v) dispositions between or among Foreign Subsidiaries, (vi) dispositions consisting of dividends, distributions or other payments with respect to Equity Interests permitted by Section 6.06(a) and (b) and (vii) the sale of the Campbell seamless mill to International Steel and Tubes Industries Limited or an affiliate thereof), provided that any asset sale or series of related asset sales described above having a value not in excess of $2,500,000 shall be deemed not to be an "Asset Sale" for purposes of this Agreement.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower's Portion of Excess Cash Flow and Equity Issuances" shall mean, at any date of determination, (a) the cumulative amount of Excess Cash Flow and (b) the cumulative amount of Net Cash Proceeds from all Equity Issuances, for each full fiscal year of the Borrower commencing on or after January 1, 2000, and ending prior to the date of determination that (i) was not or is not required to be applied to the prepayment of Loans as described in
Section 2.13(b) or 2.13(c), as applicable, and (ii) has not been utilized on or prior to the date of determination (A) to make Capital Expenditures pursuant to
Section 6.10(b) or (B) to make any investment pursuant to Section 6.04(m).

         "Borrowing" shall mean a group of Loans of a single Type made, converted or continued by the Lenders on a single date and as to which a single Interest Period is in effect.

         "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

         "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" of any person shall mean, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by such person or any of its subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant and equipment" or similar items reflected in the consolidated statement of cash flows of such person and its consolidated subsidiaries for such period (including the amount of assets leased by incurring any Capital Lease Obligation); provided that expenditures made with Casualty Proceeds or Condemnation Proceeds shall not constitute Capital Expenditures.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Carryover Amount" shall mean, with respect to any fiscal year, commencing with the fiscal year ending December 31, 2000, the excess (if any) of $375,000,000 over the amount of Capital

Expenditures of the Borrower and its Subsidiaries made during such fiscal year. The Carryover Amount from any fiscal year shall be available to increase Capital Expenditures.

         "Casualty" shall have the meaning set forth in the Mortgages.

         "Casualty Proceeds" shall have the meaning set forth in the Mortgages.

         A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were neither (i) nominated by 66-2/3% of the board of directors of the Borrower, nor (ii) appointed by directors so nominated; (c) the Borrower shall fail to own, directly or indirectly, beneficially and of record, 100% of the Equity Interests of Copperweld, Copperweld Canada and WTHI; or (d) any change in control (or similar event, however denominated) with respect to the Borrower shall occur under and as defined in any indenture or agreement in respect of Indebtedness in an aggregate principal amount in excess of $10,000,000 to which the Borrower is a party.

         "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Closing Date" shall mean November 10, 1999.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

         "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to
Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "Condemnation" shall have the meaning set forth in the Mortgages.

         "Condemnation Proceeds" shall have the meaning set forth in the Mortgages.

         "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated October 1999.

         "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of (a)(i) EBITDA of the Borrower and its consolidated Subsidiaries for such period, plus (ii) OPEB Expense for such period, plus (iii) Pension Expenses for such period, minus (iv) OPEB and VEBA Funding for such period, minus (v) Pension Contributions for such period to (b) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" for any period shall mean, without duplication, the sum of (a) Interest Expense of the Borrower and its Subsidiaries for such period, plus (b) the aggregate amount of all cash dividends paid by the Borrower with respect to its Equity Interests during such period, plus (c) scheduled payments of principal (whether or not made) on long term Indebtedness (including Capital Lease Obligations) of the Borrower and its consolidated Subsidiaries for such period (other than the final four payments listed in Section 2.11(a)), plus (d) income tax expense, to the extent paid in cash, of the Borrower and its consolidated Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of (a) EBITDA of the Borrower and its consolidated Subsidiaries for such period to (b) Interest Expense of the Borrower and its consolidated Subsidiaries for such period.

         "Consolidated Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Total Debt of the Borrower and its consolidated Subsidiaries on such date to (b) EBITDA of the Borrower and its consolidated Subsidiaries for the most recent period of four consecutive fiscal quarters ended on or prior to such date. For the purposes of this definition only, the aggregate principal amount of the Indebtedness of the Borrower arising as a result of the Guarantee described in Section 6.01(e) shall be limited to 50% of the aggregate principal amount of the Indebtedness described in clause (i) or
(ii), as applicable, of Section 6.01(e) so long as such Indebtedness is also fully and unconditionally guaranteed by Bethlehem Steel Corporation and the Borrower would have the right to recover from Bethlehem Steel Corporation 50% of any payments made by the Borrower (but not by Bethlehem Steel Corporation) under such Guarantee.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Copperweld" shall mean Copperweld Corporation, a Delaware corporation, and its permitted successors and assigns hereunder.

         "Copperweld Canada" shall mean Copperweld Canada Inc., a company organized under the laws of the Province of Ontario, and its permitted successors and assigns hereunder.

         "Copperweld Canada Note" shall mean the secured intercompany note in the aggregate principal amount of approximately $75,000,000 issued by Copperweld Canada to WTHI on the Closing Date and pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Security Agreement.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "EBITDA" of any person for any period shall mean Net Income of such person for such period, to which shall be added back (to the extent deducted in calculating such Net Income for such period) (a) the total interest expense of such person and its consolidated subsidiaries for such period, (b) all charges for Federal, state, local and foreign income taxes of such person and its consolidated subsidiaries for such period, (c) the aggregate depreciation expense of such person and its consolidated subsidiaries for such period, (d) the aggregate amortization expense of such person and its consolidated subsidiaries for such period and (e) any other noncash items (other than any such noncash item to the extent that it represents an accrual of or a reserve for cash expenditures in any future period) of such person and its consolidated subsidiaries for such period, minus any noncash item of such person and its consolidated subsidiaries for such period increasing Net Income of such person and its consolidated subsidiaries for such period (other than any such noncash item to the extent it will result in the receipt of cash payments in any future period), all as determined on a consolidated basis in accordance with GAAP.

         "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section Section 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section Section 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section Section 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Section Section 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Section Section 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section Section 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section
Section 5101 et seq., and any similar or implementing state, local or foreign law, and all amendments or regulations promulgated under any of the foregoing.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person.

         "Equity Issuance" shall mean any issuance or sale by the Borrower or any Subsidiary of any Equity Interests of the Borrower or any Subsidiary, as applicable, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such Equity Interests or such convertible or exchangeable obligations, except in each case for (a) any issuance or sale to the Borrower or any Subsidiary, (b) any issuance of directors' qualifying shares, (c) sales or issuances of common stock of the Borrower to management or employees of the Borrower or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time and (d) issuances of common stock of the Borrower to directors of the Borrower upon the exercise of stock options received by directors as directors' compensation.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) any Foreign Benefit Event.

         "Escrow Agreements" shall mean (i) the agreement dated as of November 5, 1999, among the Borrower, U.S. Bank Trust National Association, as trustee, and The Chase Manhattan Bank, as escrow agent, relating to the New Senior Notes and (ii) the agreement dated as of November 5, 1999, among the Borrower, ChaseMellon Shareholder Services LLC, as transfer agent, and The Chase Manhattan Bank, as escrow agent, relating to the New Preferred Stock.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Excess Cash Flow" shall mean, for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) EBITDA of the Borrower and its consolidated Subsidiaries for such fiscal year and (ii) the decrease, if any, in the Acquired Subsidiaries Working Capital from the beginning to the end of such fiscal year, over (b) the sum, without duplication, of (i) the amount of any cash income taxes payable by the Borrower and its consolidated Subsidiaries with respect to such fiscal year, (ii) cash interest paid (net of cash interest received) by the Borrower and its consolidated Subsidiaries during such fiscal year, (iii) Capital Expenditures made in cash by the Borrower and its consolidated Subsidiaries in accordance with, and pursuant to, Section 6.10(a) during such fiscal year, except to the extent financed with the proceeds of Equity Issuances, Indebtedness or casualty or condemnation proceeds, (iv) permanent repayments of Indebtedness made by the Borrower and its consolidated Subsidiaries during such fiscal year, but only to the extent that such repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (v) cash dividends paid during such fiscal year to the extent permitted pursuant to
Section 6.06(a) or (b), (vi) cash expenditures paid out in any period from accruals or reserves taken in prior periods for such expenditures, (vii) investments made in cash by the Borrower and its consolidated Subsidiaries in accordance with, and pursuant to, Sections 6.04(d) and 6.04(k) during such fiscal year, in each case except to the extent financed with the proceeds of Equity Issuances or Indebtedness, and (viii) the increase, if any, in the Acquired Subsidiaries Working Capital from the beginning to the end of such fiscal year; provided that to the extent otherwise included therein, the Net Cash Proceeds of Asset Sales and dispositions resulting in Casualty Proceeds or Condemnation Proceeds shall be excluded from the calculation of Excess Cash Flow.

         "Excluded Subsidiaries" shall mean (i) each of LTV Sales Finance Company and LTV Steel Products, LLC, and each of their respective subsidiaries and (ii) any other bankruptcy-remote, special purpose subsidiary of the Borrower.

         "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower

                                                                               9
hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) taxes imposed by reason of any present or former connection between such recipient and the jurisdiction imposing such taxes, other than solely as a result of this Agreement or any other Loan Document and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office or, in the case of a participating bank or other entity pursuant to Section 9.04(f), purchases such participation) or is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

         "Existing Inventory Facility" shall mean the credit facilities provided under the Note Purchase and Letter of Credit Agreement dated as of February 26, 1998, among LTV Steel Company, Inc., various financial institutions party thereto, Chase Securities Inc., as placement agent, and The Chase Manhattan Bank, as administrative agent and collateral agent, as in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time.

         "Existing Note Documents" shall mean the Existing Notes and the Existing Note Indenture.

         "Existing Note Indenture" shall mean the indenture dated as of September 22, 1997, between the Borrower, the Guarantors and The Chase Manhattan Bank, as trustee, as in effect on the Closing Date and as thereafter amended from time to time.

         "Existing Notes" shall mean the 8.20% Senior Notes due 2007 of the Borrower, in an aggregate principal amount outstanding on the Closing Date of $300,000,000.

         "Existing Receivables Facility" shall mean the credit facilities provided under the Revolving Credit Agreement dated as of October 12, 1994, among LTV Sales Finance Company, the financial institutions party thereto as banks, the issuing banks identified therein and the facility agent and collateral agent identified therein, as in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time.

         "Fee Letter" shall mean the Fee Letter dated August 19, 1999, between the Borrower and the Lead Arranger.

         "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

         "Foreign Benefit Event" shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $5,000,000 (or the equivalent thereof in another currency) by the Borrower or any of its Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by the Borrower or any of its Subsidiaries, or the imposition on the Borrower or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $5,000,000 (or the equivalent thereof in another currency).

         "Foreign Lender" shall mean any Lender or any participating bank or other entity pursuant to Section 9.04(f) that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Pension Plan" shall mean any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Granting Lender" shall have the meaning specified in Section 9.04(i).

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit D, made by the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Guarantors" shall mean each person listed on Schedule 1.01(a) and each other person that becomes party to a Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such person.

         "Hazardous Materials" shall mean all substances or wastes of any nature that are regulated pursuant to any Environmental Law, including all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas and infectious or medical wastes.

         "Hedging Agreement" shall mean any Interest Rate Protection Agreement or any foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement not entered into for speculation.

         "Inactive Subsidiary" at any time shall mean any Subsidiary of the Borrower that (a) has assets with a total book value not in excess of $1,000,000, (b) has not conducted any business or other operations during the prior 12-month period and (c) is not an obligor with respect to any Indebtedness.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business),
(e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such person, (h) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity price protection agreements or other interest, exchange rate or commodity price hedging arrangements (such obligations to be equal at any time to the net amount that would be payable by such person at such time were all such agreements and arrangements to terminate at such time) and (i) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

         "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

         "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Borrower, the Guarantors and the Collateral Agent.

         "Interest Expense" of any person for any period shall mean the total interest expense, to the extent paid in cash, of such person and its consolidated subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Interest Payment Date" shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of a Eurodollar Borrowing or conversion of a Eurodollar Borrowing to an ABR Borrowing.

         "Interest Period" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (or the last day of the most recently ended Interest Period with respect to such Borrowing) and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect the Borrower or any Subsidiary against fluctuations in interest rates, and not entered into for speculation.

         "Lenders" shall mean (a) the financial institutions listed on Schedule
2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of the relevant Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

         "Loan Documents" shall mean this Agreement, the Guarantee Agreement, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

         "Loan Parties" shall mean the Borrower and the Guarantors.

         "Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01. Each Loan shall be a Eurodollar Loan or an ABR Loan.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or
(c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

         "Maturity Date" shall mean October 31, 2004.

         "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

         "Mortgaged Properties" shall mean the owned real properties of the Loan Parties specified on Schedule 1.01(b).

         "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to paragraph (l) of Article IV or pursuant to
Section 5.11, each substantially in the form of Exhibit F.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities that are directly attributable to such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale or is otherwise required to be repaid as a result of such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, with respect to the proceeds of any Asset Sale or series of related Asset Sales permitted by Section 6.05, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Agents at the time of receipt thereof setting forth the Borrower's intent to reinvest (or to be contractually committed to reinvest) such proceeds in Replacement Assets (which, if the assets subject to such Asset Sale were Collateral (other than WTC's Portland tubing facility in the event it is sold pursuant to a sale and leaseback transaction within one year from the Closing Date) shall constitute Replacement Collateral) within 180 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used or contractually committed to be used at the end of such 180-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

         "Net Income" of any person for any period shall mean the net income or loss of such person and its consolidated subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any person in which any other person (other than such person or any of its subsidiaries or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such person or any of its wholly owned subsidiaries by such other person during such period,
(b) the income of any subsidiary of such person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such subsidiary, (c) the income (or loss) of any person accrued prior to the date it becomes a subsidiary of such person or is merged into or consolidated with such person or any of such person's subsidiaries or the date that person's assets are acquired by such person or any of its subsidiaries, and (d) any after-tax gains or losses attributable to sales of assets out of the ordinary course of business, (e) any extraordinary gain or loss and (f) any unusual or nonrecurring noncash charge or credit separately identified on the Borrower's consolidated income statement for such period; provided that to the extent any such charge represents an accrual of or reserves for cash expenditures in any future period, such cash expenditure shall be included in Net Income for such future period.

         "New Preferred Stock" shall mean the Series A 8-1/4% Cumulative Convertible Preferred Stock of the Borrower, liquidation preference $50 per share, in an aggregate liquidation preference on the Closing Date of $80,000,000.

         "New Preferred Stock Documents" shall mean the New Preferred Stock and the related Certificate of Designations.

         "New Senior Note Documents" shall mean the New Senior Notes and the New Senior Note Indenture.

         "New Senior Note Indenture" shall mean the indenture dated as of November 5, 1999, between the Borrower, the Guarantors and U.S. Bank Trust National Association, as trustee, as in effect on the Closing Date and as thereafter amended from time to time in accordance with the requirements hereof and thereof.

         "New Senior Notes" shall mean the Borrower's 11-3/4% Senior Notes Due 2009 in the initial aggregate principal amount of $275,000,000, issued pursuant to the New Senior Note Indenture, and any notes issued by the Borrower in exchange for, and as contemplated by, the New Senior Notes with substantially identical terms as the New Senior Notes.

         "Nonrecourse Subsidiary" shall mean any Subsidiary that is an "Unrestricted Subsidiary" as defined in the Existing Note Indenture.

         "Note Documents" shall mean the Existing Note Documents and the New Senior Note Documents.

         "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreement and the Security Documents.

         "OPEB Expense" for any period shall mean, without duplication, the aggregate amount of the expense relating to other postemployment benefits under employee benefit plans recorded in the consolidated statement of operations of the Borrower for such period.

         "OPEB and VEBA Funding" for any period shall mean, without duplication, the aggregate amount of all payments made in cash by the Borrower and its consolidated Subsidiaries to pay other postemployment benefits or to fund the Voluntary Employee Beneficiary Association Trust for such period.

         "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Pension Contributions" for any period shall mean, without duplication, the aggregate amount of all payments made in cash by the Borrower and its consolidated Subsidiaries to fund pension plans for such period.

         "Pension Expense" for any period shall mean, without duplication, the aggregate amount of the expense relating to pension plans recorded in the consolidated statement of operations of the Borrower for such period.

         "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

         "Permitted Acquisition" shall mean the acquisition (in a single transaction or a series of related transactions) of not less than 100% (other than directors' qualifying shares) of the outstanding Equity Interests of any person or any business unit (or of all or substantially all the assets and business of any of the foregoing) engaged in a Related Business so long as (a) at the time of and immediately after giving effect to such acquisition, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and (b) the Borrower shall comply with the applicable provisions of
Section 5.11 and the Security Documents with respect to the assets so acquired.

         "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof and (ii) in the case of certificates of deposit in U.S. dollars, any commercial bank (or branch thereof) organized under the laws of any country that is part of the "Group of 7" industrialized nations, in each case having a combined capital and surplus and undivided profits of not less than $500,000,000 (or the equivalent thereof in another currency);

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

                  (e) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing;

                  (f) investments in money market funds (i) registered under the Investment Company Act of 1940, as amended, (ii) in compliance with Investment Company Act Rule 2a-7, (iii) having net assets of at least $200,000,000 and (iv) that are valued at daily maturity in calculating total portfolio average maturity; and

                  (g) at any time that the aggregate fair market value of all Permitted Investments of the Borrower and its Subsidiaries exceeds $25,000,000, any other investments permitted by the LTV Cash Investment Policy set forth in Schedule 1.01(c).

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Preferred Stock" shall mean the New Preferred Stock and the Series B Preferred Stock.

         "Purchase Money Indebtedness" shall mean any Indebtedness of a person to any seller or other person incurred to finance the acquisition (including in the case of a Capital Lease Obligation, the lease) of any after acquired property or assets related to the business of the Borrower or the Subsidiaries and which is incurred substantially within 180 days of such acquisition and is secured only by the assets so acquired.

         "Refinancing Indebtedness" shall have the meaning given such term in
Section 6.01(k).

         "Register" shall have the meaning given such term in Section 9.04(d).

         "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Business" shall mean the business conducted on the Closing Date by the Borrower and its Subsidiaries and any business reasonably related, ancillary or complementary thereto.

         "Related Fund" shall mean, with respect to any Lender that is a fund that invests in commercial bank loans, any other fund that invests in commercial bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger human health or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or
(ii) above.

         "Repayment Date" shall have the meaning given such term in Section
2.11.

         "Required Lenders" shall mean, at any time, Lenders having Loans and unused Commitments representing at least a majority of the sum of all Loans outstanding and unused Commitments at such time.

         "Replacement Assets" shall mean, at any time, assets of a kind then used or usable in the business of the Borrower and its Subsidiaries at that time.

         "Replacement Collateral" shall mean Replacement Assets that, at the time of the acquisition thereof, are subject to a perfected first-priority security interest (subject only to Liens permitted pursuant to Section 6.02) in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations pursuant to the Security Documents.

         "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

         "S&P" shall mean Standard & Poor's Ratings Service, a division of McGraw-Hill, Inc. and its successors.

         "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

         "Securitization Facilities" shall mean securitization or credit facilities providing for revolving credit loans, term loans, receivables or inventory financing (including the Existing Inventory Facility and the Existing Receivables Facility) or trade letters of credit and any extensions, revisions, refinancings or replacements thereof.

         "Securitization Subsidiary" shall mean any bankruptcy-remote special-purpose Subsidiary of the Borrower or its Subsidiaries established for the purpose of arranging financing of accounts receivable and inventory, including by selling or selling interests in such accounts receivable and inventory and related property or through borrowing money or obtaining credit secured by such property.

         "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit G, among the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Security Documents" shall mean the Mortgages, the Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing.

         "Series B Preferred Stock" shall mean the Series B 4.5% Convertible Preferred Stock of the Borrower, liquidation preference $100 per share.

         "SPC" shall have the meaning specified in Section 9.04(i).

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of September 8, 1999, between the Borrower and Imetal SA, as the same may be amended, supplemented or otherwise modified from time to time.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any subsidiary of the Borrower.

         "Sumitomo Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of May 26, 1993, as amended through September 22, 1997, by and among the Borrower, LTV Steel Company, Inc. and SMI America, Inc.

         "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Total Debt" of any person shall mean, as of any date of determination, without duplication, the aggregate principal amount of Indebtedness of such person and its subsidiaries outstanding as of such date, determined on a consolidated basis (other than Indebtedness of the type referred to in clause
(h) or, except to the extent of any unreimbursed drawings thereunder, clause (i) of the definition of the term "Indebtedness"); provided, however, that any Venture Holding Company Guarantee shall not be included in the calculation of Total Debt.

         "Transactions" shall have the meaning assigned to such term in Section 3.02.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

         "USWA Secured Obligations" shall mean the retiree health benefit plan contribution and other obligations of the Borrower and its Subsidiaries secured by a Lien granted to the United Steel Workers of America pursuant to the Collateral Trust Agreement dated as of May 15, 1993, as amended through the Closing Date, among the Borrower, LTV Steel Company, Inc., the United Steel Workers of America and Bank One Ohio Trust Company, N.A., as collateral agent.

         "Venture Holding Company" means LTV-Trico, Inc., Trico Steel Company, Inc., LTV Columbus Processing, Inc., LTV EGL Holding Company, Dearborn Leasing, Inc. and any other Subsidiary of the Borrower formed or acquired after the Closing Date whose activities are limited to making and owning equity interests and other Investments in one or more joint ventures and activities incidental thereto, including without limitation participation in financing arrangements of such joint ventures (but in each case only for so long as its activities are so limited), and which does not own any capital stock of the Borrower or any of its Subsidiaries.

         "Venture Holding Company Guarantee" means any Guarantee, including through a pledge of capital stock or assets, by a Venture Holding Company of Indebtedness of its joint venture, which Indebtedness and Guarantee are not otherwise obligations of the Borrower or any of its other consolidated Subsidiaries.

         "wholly owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "WTC" shall mean Welded Tube Co. of America, a Delaware corporation, and its permitted successors and assigns hereunder.

         "WTHI" shall mean Welded Tube Holdings, Inc., a Delaware corporation, and its permitted successors and assigns hereunder.

         SECTION 1.02. Terms Generally . The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition or the definitions related to the calculation of Excess Cash Flow to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition or the definitions related to the calculation of Excess Cash Flow for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         SECTION 1.03. Pro Forma Calculations. With respect to any period during which any Permitted Acquisition occurs as permitted pursuant to the terms hereof, for purposes of determining compliance with the financial covenants set forth in Sections 6.11, 6.12 and 6.13, EBITDA, Interest Expense and Consolidated Fixed Charges shall be calculated with respect to such periods and such Permitted Acquisition on a pro forma basis after giving effect to such Permitted Acquisition as if such Permitted Acquisition had occurred on the first day of the relevant period being tested (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act and as interpreted by the Staff of the Securities and Exchange Commission).

                                   ARTICLE II

                                  The Credits

         SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Loan to the Borrower on the Closing Date in a principal amount not to exceed its Commitment. Amounts paid or prepaid in respect of Loans may not be reborrowed.

         SECTION 2.02. Loans. (a) On the Closing Date, each Loan shall be made as part of a single Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising the Borrowing to be made on the Closing Date shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the Commitments.

         (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Each Lender shall make the Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00
(noon), New York City time, credit the amounts so received to an account in the name of the Borrower, maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of the initial Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         SECTION 2.03. Borrowing Procedure. In order to request the initial Borrowing, the Borrower shall hand deliver or fax to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day),
(iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, (x) unless the Lead Arranger shall have notified the Borrower that the syndication of the Loans has been completed (which notice shall be given as promptly as practicable), the initial Borrowing shall be either an ABR Borrowing or a Eurodollar Borrowing with an Interest Period of one month's duration and (y) notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Section 2.11.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein.

         SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

         (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00%.

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. Termination and Reduction of Commitments. (a) The Commitments shall automatically terminate after the initial Borrowing on the Closing Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on December 15, 1999, if the initial Borrowing hereunder shall not have occurred by such time.

         (b) Upon at least three Business Days' prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000.

         (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.16; and

                  (v) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

         SECTION 2.11. Repayment of Borrowings. (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next preceding Business Day (each such date being a "Repayment Date"), a principal amount of the Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(f)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

                           Repayment Date                     Amount
                           --------------                     ------

                           February 29, 2000         $        562,500
                           May 31, 2000                       562,500
                           August 31, 2000                    562,500
                           November 30, 2000                  562,500
                           February 28, 2001                  562,500
                           May 31, 2001                       562,500
                           August 31, 2001                    562,500
                           November 30, 2001                  562,500
                           February 28, 2002                  562,500

                           May 31, 2002                       562,500
                           August 31, 2002                    562,500
                           November 30, 2002                  562,500
                           February 28, 2003                  562,500
                           May 31, 2003                       562,500
                           August 31, 2003                    562,500
                           November 30, 2003                  562,500
                           February 29, 2004               54,000,000
                           May 31, 2004                    54,000,000
                           August 31, 2004                 54,000,000
                           Maturity Date                   54,000,000

         (b) In the event and on each occasion that the Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Loan, the installments payable on each Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

         (c) To the extent not previously paid, all Loans shall be due and payable on the Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

         (d) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

         SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

         (b) Optional prepayments of Loans shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Loans.

         (c) Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to
Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.13. Mandatory Prepayments. (a) Not later than 10 days following the completion of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.13(f).

         (b) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply 50% of the Net Cash Proceeds therefrom to prepay outstanding Loans in accordance with Section 2.13(f); provided, however, that no such prepayment shall be required if, after giving effect to such Equity Issuance and the use of proceeds thereof, the Consolidated Leverage Ratio as of the end of the most recently completed fiscal quarter of the Borrower would be less than
2.5 to 1.0.

         (c) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2000, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Loans in accordance with Section 2.13(f) in an aggregate principal amount equal to 75% of Excess Cash Flow for the fiscal year then ended; provided, however, that such amount shall be reduced to 50% for any fiscal year if the Consolidated Leverage Ratio as of the end of such fiscal year was less than 2.5 to 1.0.

         (d) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.13(f).

         (e) In the event that there shall occur any Casualty or Condemnation and, pursuant to the applicable Mortgage, the Casualty Proceeds or Condemnation Proceeds, as the case may be, are required to be used to prepay the Loans, then the Borrower shall apply an amount equal to 100% of such Casualty Proceeds or Condemnation Proceeds, as the case may be, to prepay outstanding Loans in accordance with Section 2.13(f).

         (f) Mandatory prepayments of outstanding Loans under this Agreement shall be applied first to scheduled installments of outstanding Loans that are due under Section 2.11 within 12 months of the date of such prepayment, and then pro rata against the remaining scheduled installments of principal due in respect of the Loans under Section 2.11.

         (g) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least 10 days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

         SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

         SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise, to the fullest extent permitted by law, any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, New York 10010.

         (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

         SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Borrower shall not be obligated to make payment to the Administrative Agent or such Lender pursuant to this Section in respect of penalties, interest and other liabilities attributable to such Indemnified Taxes or Other Taxes, if such penalties, interest and other liabilities are attributable to the gross negligence or wilful misconduct of the Administrative Agent or such Lender. After the Administrative Agent or such Lender learns of the imposition of Indemnified Taxes or Other Taxes, the Administrative Agent or such Lender will act in good faith to promptly notify the Borrower of its obligations hereunder. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law, if any, as will permit such payments to be made without withholding or at a reduced rate.

         (f) If a Lender or the Administrative Agent determines in its sole discretion that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or another Loan Party pursuant to this Section, or with respect to which the Borrower or another Loan Party has paid additional amounts pursuant to this Section, it shall promptly notify the Borrower of such refund and shall within 30 days from the date of receipt of such notice pay over the amount of such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or a Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (but including any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender (or transferee), agrees to repay the amount paid over to the Borrower (plus all penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or transferee) in the event the

Administrative Agent or such Lender (or transferee) is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.20(f) shall require the Administrative Agent or any Lender (or transferee) to make available its tax returns (or any other information relating to taxes which it deems confidential) to the Borrower or any other person.

         SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20 or (iv) any Lender refuses to consent to a proposed amendment, waiver or modification with respect to any Loan Document which has been approved by the Required Lenders but which requires the consent of each Lender pursuant to Section 9.08(b), the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under
Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender shall request compensation under Section 2.14,
(ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section
2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

                                   ARTICLE III
                         Representations and Warranties

         The Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

         SECTION 3.01. Organization; Powers. The Borrower and each of the Subsidiaries (other than Inactive Subsidiaries) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

         SECTION 3.02. Authorization. The execution, delivery and performance by the Borrower of the Stock Purchase Agreement and by each Loan Party of each of the Loan Documents, the New Note Documents and the Perpetual Convertible Preferred Stock Documents, and the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, except for violations that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (B) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (C) any order of any Governmental Authority or (D) any provision of any indenture or other material agreement or other material instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument (except, in each case, with respect to Indebtedness to be repaid on the Closing Date) or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

         SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and by general equitable principles.

         SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages, (c) such as have been made or obtained and are in full force and effect and (d) those the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders (i) its (x) consolidated balance sheet and statements of operations, stockholders' equity and cash flows as of and for the fiscal year ended December 31, 1998, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants, and (y) consolidated balance sheet and statements of operations and cash flows as of and for the six months ended June 30, 1999, certified by its chief financial officer and (ii) the combined balance sheet and statements of operations, stockholder's equity and cash flows of Copperweld and Copperweld Canada as of and for the fiscal year ended December 31, 1998, audited by and accompanied by the opinions of Ernst & Young LLP, independent public accountants, and the combined balance sheet and statements of operations and cash flows of Copperweld and Copperweld Canada as of and for the six months ended June 30, 1999, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries, Copperweld and Copperweld Canada, as the case may be, as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries, Copperweld and Copperweld Canada, as the case may be, as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

         (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet as of June 30, 1999, and statements of operations for the six-month period ended June 30, 1999, and for the 12-month period ended December 31, 1998, prepared giving effect to the Acquisition and the acquisition of WTHI as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the reporting period. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the preliminary offering memorandum dated October 15, 1999, relating to the New Senior Notes (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and presents fairly, in all material respects, on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

         SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, since June 30, 1999.

         SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the Borrower and the Subsidiaries has valid title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for defects in title and other matters that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and, with respect to each Mortgaged Property, encumbrances permitted under Section 6.02 (including those matters shown on Schedule B of the title commitment described in paragraph (l) of Article IV). All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

         (b) Each of the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect, and each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for noncompliance that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (c) Except as set forth on Schedule 3.07(c), the Borrower has not received, as of the date hereof, any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

         (d) Neither the Borrower nor any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

         SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens other than Liens permitted pursuant to Section 6.02.

         SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (b) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning or building law, rule or regulation, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

     SECTION 3.11. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any other Loan Party is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. Each of the Borrower and each Loan Party either (a) is not a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (b) is subject to an exemption under such Act.

         SECTION 3.12. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

         SECTION 3.13. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal income tax and all other material Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes shown on such returns to be due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

         SECTION 3.14. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished in writing by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain, when taken as a whole, any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

         SECTION 3.15. Employee Benefit Plans. (a) Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except to the extent that any such noncompliance could not reasonably be expected to result in a Material Adverse Effect. No ERISA

Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $58,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $78,000,000 the fair market value of the assets of all such underfunded Plans.

         (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such noncompliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of the Borrower, its Affiliates or any of its directors, officers, employees or agents has engaged in a transaction that subject the Borrower or any of its Subsidiaries, directly or indirectly, to a material tax or civil penalty. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities, with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Borrower or any of its Affiliates with respect to any Foreign Pension Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     SECTION 3.16. Environmental Matters. Except as set forth in Schedule
3.16:

         (a) The Borrower and the Subsidiaries have not generated, treated, stored or disposed of Hazardous Materials at, on or under any of the properties owned or operated by the Borrower and the Subsidiaries (the "Properties"), and to the Borrower's knowledge, the Properties do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws or Environmental Permits, which violations, Remedial Actions and liabilities could reasonably be expected to result in a Material Adverse Effect;

         (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last six years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that any such noncompliance or failure to obtain any necessary permits could not reasonably be expected to result in a Material Adverse Effect;

         (c) There have been no Releases, and there are no threatened Releases, at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases could reasonably be expected to result in a Material Adverse Effect;

         (d) Neither the Borrower nor any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually or by operation of law, which could reasonably be expected to result in a Material Adverse Effect, nor do the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

         (e) Hazardous Materials have not been transported from the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually or by operation of law, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation or retained or assumed liabilities could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.17. Insurance. Schedule 3.17 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         SECTION 3.18. Security Documents. (a) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) to the extent that a security interest can be created in such property under the Uniform Commercial Code, and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than as expressly permitted in the Security Agreement) to the extent that a security interest may be perfected by filing under the Uniform Commercial Code, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

         (b) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right (subject to Liens permitted under Section 6.02) to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

         (c) Each Mortgage is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the relevant Loan Party's right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is filed in the relevant office specified on Schedule 3.18(c), such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of such Loan Party in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

     SECTION 3.19. Location of Owned Real Property. Schedule 3.19 lists completely and correctly as of the Closing Date all real property owned by the Acquired Subsidiaries and the addresses thereof. The Acquired Subsidiaries own in fee all the real property set forth on Schedule 3.19.

         SECTION 3.20. Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened, which could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All material payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

         SECTION 3.21. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, on a consolidated basis (a) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         SECTION 3.22. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the Borrower's and its Subsidiaries' computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed in all material respects, other than systems relating to payroll and certain employee benefits which reprogramming and testing is expected to be completed in all material respects by December 1, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Borrower and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Material Adverse Effect. The computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct their business without Material Adverse Effect.



                                   ARTICLE IV

                             Conditions of Lending

         The obligation of each Lender to make its Loans hereunder is subject to the satisfaction of the following conditions on the Closing Date:

         (a) The Administrative Agent shall have received a notice of Borrowing as required by Section 2.03.

         (b) The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects on and as of the date of the Borrowing with the same effect as though made on and as of such date.

         (c) At the time of and immediately after the Borrowing, no Event of Default or Default shall have occurred and be continuing.

         (d) The Agents shall have received, on behalf of themselves and the Lenders, a favorable written opinion of (i) Glenn Moran, General Counsel of the Borrower, substantially to the effect set forth in Exhibit H-1, (ii) Davis Polk & Wardwell, counsel for the Borrower, substantially to the effect set forth in Exhibit H-2, and (iii) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit H-3, in each case (A) dated the Closing Date, (B) addressed to the Agents and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Agents shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

         (e) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
(B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or stockholders of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or the Agents may reasonably request.

         (f) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of this Article IV.

         (g) The Agents shall have received all amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

         (h) The Copperweld Canada Note, accompanied by a note transfer and endorsed in blank, shall be in the actual possession of the Collateral Agent.

         (i) The Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Agents to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

         (j) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to accounts receivable and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

         (k) The Collateral Agent shall have received a Perfection Certificate with respect to the Acquired Subsidiaries dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

         (l)(i) Each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under
Section 6.02, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 3.18(c) (or a lender's title insurance policy or "marked" title commitment, in form and substance acceptable to the Collateral Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation or arrangements therefor and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be available and as reasonably requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such surveys as are sufficient for the title insurance company to remove the general survey exception; provided that with respect to surveys, the

Borrower may deliver such surveys to the Collateral Agent following the Closing Date in accordance with Section 5.11.

         (m) The Guarantee Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

         (n) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

         (o) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02(b) and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

         (p) The Required Lenders shall be satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject and the plans of the Borrower with respect thereto.

         (q) The Transactions shall have been consummated or shall be consummated simultaneously with, or immediately after, the initial Borrowing in accordance with applicable law and with the terms and conditions of the Stock Purchase Agreement and all related documentation (without giving effect to any material waiver or modification thereof not approved by the Required Lenders).

         (r) The Borrower shall have received at least $272,000,000 in gross cash proceeds from the issuance of the New Senior Notes in a public offering or an offering made pursuant to the terms and conditions of Rule 144A of the Securities act of 1933. The terms and conditions of the New Senior Note Documents (including, without limitation, the interest rate, fees, amortization, maturity, covenants, events of default and remedies) shall be satisfactory in all respects to the Required Lenders.

         (s) After giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) Indebtedness incurred under the Loan Documents, (ii) the New Senior Notes, (iii) Indebtedness under the Securitization Facilities, (iv) the Existing Senior Notes, (v) the Preferred Stock and (vi) other Indebtedness permitted under Sections 6.01(a), (e), (f),
(g), (j) and (l).

         (t) The Lenders shall have received appraisals, satisfactory in form and substance to the Agents, with respect to such of the properties and assets of the Acquired Subsidiaries as the Agents shall reasonably request.

         (u) The Lenders shall have received a certificate of the chief financial officer of the Borrower, in form and substance satisfactory to the Agents, as to the solvency of the Borrower and its subsidiaries on a consolidated basis after giving effect to the Transactions and the consummation of the transaction and the other transactions contemplated hereby.

         (v) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions to the extent required except where the failure to receive such approval could not reasonably be expected to have a Material Adverse Effect, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the Transactions.

                                                                              37
                                   ARTICLE V

                             Affirmative Covenants


     The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries (other than Inactive Subsidiaries) to:


     SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except for noncompliance that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

         (b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver certificates of insurance evidencing all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancelation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

         (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area, to the extent available, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require.

         (d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance (umbrella or excess policies or claims made) against any and all claims, in no event for a combined single limit of less than $50,000,000, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

         SECTION 5.03. Obligations and Taxes. Pay its material Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

     SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year, (i) its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its consolidated operations during such year, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP and
     (ii) its unaudited combined balance sheet and related statements of operations and cash flows of the Acquired Subsidiaries showing their financial condition as of the close of such fiscal year, certified by one of its Financial Officers as fairly presenting, in all material respects, the financial condition and results of operations of the Acquired Subsidiaries on a combined basis in accordance with GAAP;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) its consolidated balance sheet and related statements of operations and cash flows and (ii) the combined balance sheet and related statements of operations and cash flows of the Acquired Subsidiaries, in each case showing the financial condition of the Borrower and its consolidated Subsidiaries or the Acquired Subsidiaries, respectively, as of the close of such fiscal quarter and the results of its consolidated operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries and the Acquired Subsidiaries, respectively, on a consolidated or combined basis, as applicable, in accordance with GAAP, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the accounting firm (in the case of paragraph (a)) or Financial Officer (in the case of paragraph (b)) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) stating, in the case of the accounting firm, that nothing came to their attention that caused them to believe that the Borrower was in default in the performance of the terms, covenants, provisions, or conditions of Section 6.10, 6.11,
     6.12 or 6.13, and certifying, in the case of the Financial Officer, that no Event of Default or Default has occurred or if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in detail reasonably satisfactory to the Agents demonstrating compliance with the covenants contained in Sections 6.10 (in the case of a certificate delivered with the financial statements required by paragraph (a) above), 6.11, 6.12 and 6.13, and (iii) in the case of a certificate delivered with the financial statements required by paragraph
     (a) above, setting forth the Borrower's calculation of (x) Excess Cash Flow and (y) the Borrower's Portion of Excess of Cash Flow and Equity Issuances;

          (d) promptly after the same become publicly available, copies of all filings (and amendments to filings) on Form 10-K, 10-Q and 8-K and proxy statements filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

          (e) each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to paragraph
     (a) above, the Borrower shall deliver (i) to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and
     (ii) to the Administrative Agent and the Collateral Agent a certificate of insurance with respect to any change to, or addition of, any insurance policy or policies covering Collateral; and

          (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as either Agent or any Lender may reasonably request.

     SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

          (c) any change in the ratings by S&P or Moody's of the Loans.

     SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

     SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and (with the participation of or prior notice to such officers) independent accountants therefor.

         SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

         SECTION 5.09. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action required under Environmental Laws; provided, however, that neither the Borrower nor any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

         SECTION 5.10. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.16 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, or later with prior consent of the Required Lenders, at the expense of the Borrower, an environmental site assessment report for the portions of the Properties which are the subject of such default prepared by a nationally recognized environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

         SECTION 5.11. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized wholly owned Domestic Subsidiary (other than an Inactive Subsidiary or a Securitization Subsidiary) or any such Subsidiary that ceases to be an Inactive Subsidiary to execute a Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and (if such Subsidiary is a subsidiary of any Acquired Subsidiary) each applicable Security Document in favor of the Collateral Agent (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Acquired Subsidiaries (including real and personal property acquired after the Closing Date but excluding receivables)). The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. No later than December 31, 1999, for each Mortgaged Property other than WTC's Portland tubing facility referred to below, the Borrower shall deliver or cause to be delivered an A.L.T.A. survey in form and substance reasonably satisfactory to the Collateral Agent and endorsements to the title insurance policies required by Article IV(l) providing for survey-related coverage reasonably satisfactory to the Collateral Agent. If, on the first anniversary of the Closing Date, WTC has failed to consummate the sale and leaseback of its Portland tubing facility, or the Borrower or any Subsidiary shall otherwise own all or any substantial part of such facility, then the Borrower shall, or shall cause the appropriate Subsidiary to, deliver a title insurance policy and an A.L.T.A. survey with respect to such facility in form and substance reasonably satisfactory to the Collateral Agent and endorsements to the title insurance policy required by Article IV(l) providing for survey-related coverage reasonably satisfactory to the Collateral Agent.


                                   ARTICLE VI

                              Negative Covenants


         The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

     SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness existing on the date hereof and set forth in
     Schedule 6.01;

          (b) Indebtedness created hereunder and under the other Loan
     Documents;

          (c) Indebtedness under the Securitization Facilities in an aggregate principal amount outstanding not to exceed at any time the greater of (i) $570,000,000 and (ii) the sum of (A) 60% of the book value of the inventory of the Borrower and its consolidated Subsidiaries (other than the Acquired Subsidiaries) and (B) 85% of the book value of the accounts receivable of the Borrower and its consolidated Subsidiaries, in each case as of the most recently ended fiscal quarter of the Borrower;

          (d) Capital Lease Obligations of WTC resulting from the sale and leaseback of WTC's Portland tubing facility in an aggregate principal amount not to exceed $50,000,000;

          (e) the Guarantee by the Borrower or any of its Subsidiaries (other than the Acquired Subsidiaries) of the obligations of the Borrower's Columbus Coating joint venture with respect to (i) a construction facility in an aggregate principal amount not to exceed $145,000,000 or (ii) Capital Lease Obligations under a sale and leaseback of such facility in an aggregate principal amount not to exceed $250,000,000;

          (f) Indebtedness of (i) the Borrower or any wholly owned Subsidiary to any other Subsidiary, (ii) any wholly owned Subsidiary to the Borrower or (iii) any non-wholly owned Subsidiary to the Borrower or any wholly owned Subsidiary to the extent permitted by Section 6.04(k); provided, however, that any Indebtedness to an Acquired Subsidiary pursuant to this paragraph (f) (other than Indebtedness of an Acquired Subsidiary) shall be evidenced by an intercompany note and pledged to the Collateral Agent to secure the Obligations to the extent permitted by Section 4.07 of each of the New Senior Note Indenture and the Existing Note Indenture without providing an equal and ratable lien;

          (g) Indebtedness incurred in the ordinary course of business or pursuant to self-insurance obligations with respect to surety and appeal bonds, standby letters of credit, performance, insurance and return-of-money bonds and other similar obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

          (h) Indebtedness consisting of (i) Acquired Indebtedness or (ii) Purchase Money Indebtedness or Capital Lease Obligations incurred after the Closing Date; provided that the aggregate principal amount of any such Indebtedness incurred pursuant to this paragraph (h) shall not exceed $100,000,000;

          (i) in addition to Acquired Indebtedness incurred pursuant to paragraph (h) above, additional Acquired Indebtedness so long as (i) such Indebtedness is nonrecourse to the Borrower or any of its Subsidiaries other than the person acquired in the related Permitted Acquisition and
     (ii) as of the date of the related Permitted Acquisition and after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing;

          (j) Indebtedness consisting of deferred compensation to employees or directors in an aggregate principal amount not exceeding $20,000,000 at any time outstanding;

          (k) Indebtedness incurred to extend, renew or refinance Indebtedness described in paragraph (a), (c), (d), (e), (h) or (i) above ("Refinancing Indebtedness") so long as (i) such Refinancing Indebtedness is in an aggregate principal amount (or if incurred with original issue discount, the aggregate issue price is) not greater than the aggregate principal or committed amount (or if incurred with original issue discount, the aggregate accreted value) of the Indebtedness being extended, renewed or refinanced, plus the amount of any interest or premiums required to be paid thereon plus fees and expenses associated therewith, (ii) if an Acquired Subsidiary was not an obligor in respect of the Indebtedness being extended, renewed or refinanced, then an Acquired Subsidiary shall not be an obligor with respect to such Refinancing Indebtedness, (iii) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life than the Indebtedness being extended, renewed or refinanced, (iv) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, the Refinancing Indebtedness is subordinated to the Obligations to the extent of the Indebtedness being extended, renewed or refinanced, (v) if the Indebtedness being extended, renewed or refinanced is nonrecourse to the Borrower or any Subsidiary, such Refinancing Indebtedness shall be similarly nonrecourse and (vi) in the case of Refinancing Indebtedness extending, renewing or refinancing the Existing Notes or the New Senior Notes, the covenants, events of default and other non-pricing provisions of the Refinancing Indebtedness shall be no less favorable to the Lenders than those contained in the Existing Notes or the New Senior Notes, respectively;

          (l) Hedging Agreements entered into in the ordinary course of business or in the ordinary course of the financial management of the Borrower and its Subsidiaries;

          (m) Indebtedness consisting of Venture Holding Company Guarantees;

          (n) Indebtedness of Acquired Subsidiaries not to exceed $1,000,000 at any time outstanding; and

          (o) other Indebtedness of the Borrower and the Subsidiaries (other than the Acquired Subsidiaries) in an aggregate principal amount not exceeding $100,000,000 at any time outstanding.

         SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

          (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof;

          (b) any Lien created under the Loan Documents and any Liens securing the Copperweld Canada Note;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property or (B) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;

          (d) Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested in compliance with Section 5.03;

          (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not more than 60 days past due and payable or which are being contested in compliance with Section 5.03;

          (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (g) deposits to secure the performance of bids, tenders, contracts (other than for Indebtedness), leases, the payment of rent, statutory or regulatory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) purchase money security interests in property or assets or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition (or construction),
     (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such property or assets or improvements at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

          (j) Liens securing Acquired Indebtedness incurred pursuant to Section 6.01(h) or (i); provided that (i) such Acquired Indebtedness was secured by such Liens at the time of the relevant Permitted Acquisition and such Liens were not incurred in contemplation thereof and (ii) such Liens do not extend to (x) any property of the Borrower or the Subsidiaries (other than the Acquired Person) or (y) any property of the Acquired Person other than the property securing such Liens on the date of the relevant Permitted Acquisition;

          (k) Liens securing Refinancing Indebtedness, to the extent that the Indebtedness being refinanced was originally secured in accordance with this Section 6.02; provided that such Lien does not apply to any additional property or assets of the Borrower or any Subsidiary;

          (l) Liens to secure Indebtedness permitted to be incurred under
     Section 6.01(c); provided that any such Lien is limited to accounts receivable and inventory (and insurance proceeds and other property similarly incident thereto) of the Borrower and its Subsidiaries and securities issued by Excluded Subsidiaries (other than inventory constituting Collateral) and Liens on the property of the Excluded Subsidiaries incurred pursuant to the Securitization Facilities;

          (m) Liens existing on the Closing Date securing the USWA Secured Obligations, provided that such Liens may be extended from time to time to property or assets (other than Collateral) of the Borrower or any of its Subsidiaries not subject thereto on the Closing Date to the extent any such extension is required by the terms of the Collateral Trust Agreement as in effect on the Closing Date;

          (n) any Lien created under the Escrow Agreements pending the release of funds from such escrow arrangements;

          (o) Liens securing Capital Lease Obligations permitted to be incurred under Section 6.01(d), (e) or (h); provided that such Liens do not extend to any property of the Borrower or its Subsidiaries other than the property subject to the relevant capital lease;

          (p) Liens to secure industrial revenue or pollution control bonds issued by the Borrower; provided that (i) the aggregate principal amount outstanding of the Indebtedness secured by Liens permitted by this clause
     (p) shall not at any time exceed the higher of the cost or the fair market value of the property financed by such Indebtedness (together with improvements and accessions to such property) and (ii) such Liens shall not extend to any other property of the Borrower or any Subsidiaries;

          (q) Liens arising out of judgments or decrees which involve uninsured amounts not exceeding $10,000,000 and which are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (r) Liens securing or constituting Indebtedness permitted under
     Section 6.01(m); provided that such Liens do not extend to any assets of the Borrower and its Subsidiaries other than Nonrecourse Subsidiaries or Venture Holding Companies;

          (s) Liens not otherwise permitted by the foregoing paragraphs (a) through (r) to the extent attaching to properties and assets of the Acquired Subsidiaries with an aggregate fair value at the time of such attachment not in excess of, and securing liabilities not in excess of, $1,000,000 in the aggregate at any time outstanding; and

          (t) Liens not otherwise permitted by the foregoing paragraphs (a) through (r) to the extent attaching to properties and assets of the Borrower and its Subsidiaries (other than the Acquired Subsidiaries) with an aggregate fair value at the time of such attachment not in excess of, and securing liabilities not in excess of, $50,000,000 in the aggregate at any time outstanding.

         SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property, other than any such arrangement with respect to property acquired or placed into service by the Borrower or any Subsidiary after the Closing Date to the extent entered into within 365 days after the date of such acquisition or placement into service and not constituting a Capital Lease Obligation; provided that the Borrower or any Subsidiary may enter into any such transaction to the extent that any Capital Lease Obligations and Liens associated therewith would be permitted under this Agreement.

         SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

          (a)(i) investments by the Borrower and its Subsidiaries existing on the date hereof in the Equity Interests of the Subsidiaries and other investments by the Borrower and its

     Subsidiaries existing on the date hereof or contractually committed on the date hereof to be made within one year of the date hereof and set forth in
     Schedule 6.04;

          (b) Permitted Investments;

          (c) the Borrower may make the Acquisition;

          (d) the Borrower and the Subsidiaries may make Permitted
     Acquisitions;

          (e) the Borrower and the Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $5,000,000 in the aggregate at any time outstanding;

          (f) Capital Expenditures permitted pursuant to Section 6.10;

          (g) promissory notes issued by any purchaser in connection with any Asset Sale permitted pursuant to Section 6.05(b);

          (h) provided that no Default or Event of Default shall have occurred and be continuing at the time of such payment or after giving effect thereto, the Borrower and its Subsidiaries may acquire their own Equity Interests to the extent permitted pursuant to Sections 6.06(a) and (b);

          (i) accounts receivable arising in the ordinary course of business;

          (j) investments in and loans and advances to wholly owned
     Subsidiaries;

          (k) investments in and loans and advances to non-wholly owned Subsidiaries and joint ventures in Related Businesses not otherwise permitted by clause (a) above in an aggregate amount not exceeding $125,000,000 at any time outstanding;

          (l) intercompany loans and advances constituting Indebtedness permitted by Section 6.01(f);

          (m) investments in an aggregate amount not to exceed the Borrower's Portion of Excess Cash Flow and Equity Issuances; and

          (n) other investments in an aggregate amount not exceeding $25,000,000 at any time outstanding.

     SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions.
(a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower (whether now owned or hereafter acquired) or any Equity Interests of an Acquired Subsidiary (other than any sale, transfer, lease or other disposal to the Borrower or any Subsidiary), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other person, except that (i) if at the time thereof and immediately after giving effect thereto no Event of Default or Default with respect to the Borrower shall have occurred and be continuing (A) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and (B) any Subsidiary may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary; provided that any such merger or consolidation involving a Subsidiary that is not a wholly owned Subsidiary shall not be permitted unless also permitted by Section 6.04; and (ii) the Borrower or any Subsidiary may make Permitted Acquisitions.

     (b) Engage in any Asset Sale not otherwise prohibited by Section 6.05(a) unless all of the following conditions are met: (i) the consideration received is at least equal to the fair market value of the assets sold; (ii) at least 75% of the consideration received is cash or cash equivalents; (iii) to the extent applicable, the Net Cash Proceeds of such Asset Sale are applied as required by Section 2.13(a) and (iv) the fair market value of all Collateral sold pursuant to Asset Sales during any fiscal year of the Borrower shall not exceed $10,000,000.

         SECTION 6.06. Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any Equity Interests of the Borrower or any of its Subsidiaries or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any Equity Interests of the Borrower or set aside any amount for any such purpose; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions to the Borrower or any Subsidiary or ratably to its shareholders and (ii) the Borrower may pay dividends on, and redeem and repurchase its Equity Interests so long as all of the following conditions are satisfied: (A) at the time of such dividend, redemption or purchase and after giving effect thereto, no Default or Event of Default has occurred and is continuing or would arise as a result thereof; (B) the Borrower would be permitted to make such dividend, distribution, redemption or purchase pursuant to the New Senior Note Indenture as in effect on the Closing Date, and (C) on a pro forma basis and after giving effect to such payment and all other payments pursuant to this clause (a) made after the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.04(a) or (b), as applicable, as if such payments were made in the four-fiscal-quarter period ending on such last day of such fiscal quarter (and excluding any such payments included pro forma with respect to prior periods), the Borrower would be in compliance with the financial covenant set forth in Section 6.13 as of the last day of such fiscal quarter.

         (b) Notwithstanding the foregoing limitation, the Borrower may (i) at any time pay dividends with respect to its Equity Interests solely in additional Equity Interests, (ii) purchase, repurchase, redeem, legally defease, acquire or retire for value Equity Interests of the Borrower in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Borrower (other than Equity Interests issued or sold to a Subsidiary of the Borrower or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries for the benefit of their employees), (iii) pay cash dividends on its Equity Interests within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Agreement; provided, however, that at the time of such payment of such dividend, no other Event of Default shall have occurred and be continuing (or would result therefrom), or (iv) expend up to $5,000,000 in any fiscal year of the Borrower to repurchase common stock of the Borrower (A) to distribute to current or former employees, officers and directors of the Borrower and its Subsidiaries, (B) from such current or former employees, officers or directors or (C) otherwise in order to distribute as employee compensation.

         (c) Permit its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its Equity Interests or (ii) make or repay any loans or advances to the Borrower or the parent of such subsidiary. The foregoing limitations will not apply to restrictions (i) in effect on the Closing Date, (ii) relating to Indebtedness of a Subsidiary and existing at the time it became a Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Borrower or any Subsidiary, (iii) which result from the refinancing of Indebtedness incurred pursuant to an agreement referred to in the immediately preceding clause (i) or (ii) above, provided that such restriction is no less favorable to the Lenders than those under the agreement evidencing the Indebtedness so refinanced, or (iv) on any Excluded Subsidiary.

         SECTION 6.07. Transactions with Affiliates. (a) Except for transactions by or among the Borrower and its wholly owned Domestic Subsidiaries or Acquired Subsidiaries, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to the

Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

          (b) Notwithstanding the foregoing limitation, the Borrower or any Subsidiary may enter into or suffer to exist the following:

               (i) any dividend, distribution or other payment permitted to be made pursuant to Section 6.06(a) or (b);

               (ii) any issuance of securities, or other payments, awards or grants in securities or otherwise pursuant to, or the funding of, employment arrangements, pension plans, stock options and stock ownership plans approved by the Board of Directors of the Borrower or such Subsidiary;

               (iii) the payment of reasonable fees to directors of the Borrower or such Subsidiary who are not employees of the Borrower or any Subsidiary;

               (iv) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Borrower or such Subsidiary, as the case may be, provided that such loans and advances do not exceed $5,000,000 in the aggregate at any one time outstanding;

               (v) any transaction or series of transactions between the Borrower or any Subsidiary and any of their joint ventures or non-wholly owned Subsidiaries, provided that (x) such transaction or series of transactions is in the ordinary course of business between the Borrower or such Subsidiary and such joint venture or non-wholly owned Subsidiary and is consistent with the past practices of the Borrower and its wholly owned Subsidiaries with respect to their joint ventures and non-wholly owned Subsidiaries, (y) if such transaction or series of transactions constitutes an investment by the Borrower, such Subsidiary or such joint venture, the other equity investors in such joint venture (A) participate in such investment on the same basis as the Borrower or such Subsidiary, (B) have their interests in such joint venture diluted to the extent such investors elect not to so participate in such Investment or (C) individually beneficially own 10% or less of the equity interests in such joint venture and (z) such joint venture or non-wholly owned subsidiary is engaged in a Related Business; and

               (vi) any transaction or series of transactions between the Borrower or any Subsidiary and SMI America, Inc. or any of its affiliates pursuant to the terms of the Sumitomo Securities Purchase Agreement and any documents relating thereto, as such Agreement and document are in effect on September 22, 1997.

     SECTION 6.08. Business of Borrower and Subsidiaries. (a) Engage at any time in any business or business activity other than a Related Business.

         (b) In the case of the Excluded Subsidiaries, engage at any time in any business or business activity other than acting as special purpose finance subsidiaries in respect of the Securitization Facilities and activities reasonably incidental thereto.

     SECTION 6.09. Note Documents and Other Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of any Note Document or certificate of designations pursuant to which the Preferred Stock of the Borrower is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release is to (i) increase the interest rate or dividend rate on any Existing Notes, New Senior Notes or Preferred Stock; (ii) accelerate the dates upon which payments of principal, interest, capital or dividends are due on any Existing Notes, New Senior Notes or Preferred Stock; (iii) change the prepayment provisions of any Existing Notes, New Senior Notes or Preferred Stock in any manner adverse to the Lenders; (iv) change the subordination (or the subordination terms of any Guarantee thereof) in any manner adverse to the Lenders; or

(vii) other than Subsidiaries becoming guarantors of the Existing Notes solely in conjunction with such Subsidiaries becoming new guarantors of the New Senior Notes, change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of any Existing Notes, New Senior Notes or Preferred Stock in a manner adverse to the Borrower, any Subsidiary, the Administrative Agent or the Lenders.

         (b) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Existing Notes or New Senior Notes; provided, however, that (i) the Existing Notes and the New Senior Notes may be repaid in accordance with the Note Documents upon a change in control or event of default as defined therein and (ii) the Existing Notes and the New Senior Notes may be repaid with the proceeds of Refinancing Indebtedness or, after giving effect to Section 2.13(b), with the proceeds of an Equity Issuance, each as otherwise permitted to be incurred hereunder.

         SECTION 6.10. Capital Expenditures. (a) Permit the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries, taken as a whole, in any fiscal year of the Borrower to exceed the sum of (i) $375,000,000 and (ii) the Carryover Amount from the preceding fiscal year; provided, however, that to the extent the full Carryover Amount is not utilized in any fiscal year such amount (the "Additional Carryover Amount") may be used to increase Capital Expenditures made during the first six months of the following fiscal year. In calculating the amount of Capital Expenditures made in any fiscal year, the Borrower shall be deemed to have utilized the Additional Carryover Amount, if any, first, and the Carryover Amount, if any, second, before utilizing the amount permitted by Section 6.10(a)(i).

         (b) In addition to the Capital Expenditures permitted to be made pursuant to paragraph (a) above, the Borrower and the Subsidiaries may make Capital Expenditures with the Borrower's Portion of Excess Cash Flow and Equity Issuances.

         SECTION 6.11. Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period set forth below to be in excess of the ratio set forth below for such period:

                Period                                                   Ratio
                ------                                                   -----
                March 31, 2000 through and including
                June 29, 2000                                            5.75:1.00
                June 30, 2000 through and including
                September 29, 2000                                       5.25:1.00
                September 30, 2000 through and including
                December 30, 2000                                        4.75:1.00
                December 31, 2000 through and including December 30,
                2001                                                     4.25:1.00
                December 31, 2001 through and including December 30,
                2002                                                     4.00:1.00
                December 31, 2002 through and including December 30,
                2003                                                     3.75:1.00
                December 31, 2003 and thereafter                         3.50:1.00

provided, however, that for purposes of determining the Consolidated Leverage Ratio for the four-fiscal quarter periods ending on March 31, 2000, and June 30, 2000, EBITDA of the Borrower and its consolidated Subsidiaries shall be deemed to be (a) in the case of the four-fiscal-quarter period ending March 31, 2000, EBITDA of the Borrower and its consolidated Subsidiaries for the two consecutive fiscal quarters of the Borrower ending on such date, multiplied by 2 and (b) in the case of the four-fiscal-quarter period ending on June 30, 2000, EBITDA of the Borrower and its consolidated Subsidiaries for the three consecutive fiscal quarters of the Borrower ending on such date, multiplied by 1-1/3.

     SECTION 6.12. Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower, in each case taken as one accounting period, ending during any period set forth below to be less than the ratio set forth below for such period:

                           Fiscal Quarters Ending                                   Ratio
                           ----------------------                                   -----
                           December 31, 1999 through and including
                           March 31, 2000                                           1.50:1.00
                           June 30, 2000                                            2.25:1.00
                           September 30, 2000                                       2.50:1.00
                           December 31, 2000                                        2.90:1.00
                           March 31, 2001 through and including
                           September 30, 2001                                       3.25:1.00
                           December 31, 2001 and thereafter                         3.75:1.00

provided, however, that (a) for the period ended December 31, 1999, the Consolidated Interest Coverage Ratio will be tested based on the one-fiscal-quarter period ended December 31, 1999, (b) for the period ended March 31, 2000, the Consolidated Interest Coverage Ratio will be tested based on the two-fiscal-quarter period ended March 31, 2000 and (c) for the period ended June 30, 2000, the Consolidated Interest Coverage Ratio will be tested based on the three-fiscal-quarter period ended June 30, 2000.

     SECTION 6.13. Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower, in each case taken as one accounting period, ending during any period set forth below to be less than the ratio set forth below for such period:

                           Fiscal Quarters Ending                                   Ratio
                           ----------------------                                   -----
                           December 31, 1999 through and including
                           March 31, 2000                                           1.00:1.00
                           June 30, 2000                                            1.50:1.00
                           September 30, 2000                                       2.00:1.00
                           December 31, 2000                                        2.40:1.00
                           March 31, 2001 through and including
                           December 31, 2002                                        2.50:1.00
                           March 31, 2003 and thereafter                            2.00:1.00

provided, however, that (a) for the period ended December 31, 1999, the Consolidated Fixed Charge Coverage Ratio will be tested based on the one-fiscal-quarter period ended December 31, 1999, (b) for the period ended March 31, 2000, the Consolidated Fixed Charge Coverage Ratio will be tested based on the two-fiscal-quarter period ended March 31, 2000 and (c) for the period ended June 30, 2000, the Consolidated Fixed Charge Ratio will be tested based on the three-fiscal-quarter period ended June 30, 2000.

     SECTION 6.14. Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

                                  ARTICLE VII

                               Events of Default


         In case of the happening of any of the following events ("Events of Default"):

         (a) any representation or warranty made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made or furnished;

         (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any interest on any Loan or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

         (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in
Section 5.01(a) (with respect to the Borrower), 5.05 or 5.08 or in Article VI;

         (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 20 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

         (f) the Borrower or any Subsidiary (other than a Nonrecourse Subsidiary) shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary (other than an Inactive Subsidiary), or of a substantial part of the property or assets of the Borrower or a Subsidiary (other than an Inactive Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than an Inactive Subsidiary) or for a substantial part of the property or assets of the Borrower or a Subsidiary (other than an Inactive Subsidiary) or (iii) the winding-up or liquidation of the Borrower or any Subsidiary (other than an Inactive Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (h) the Borrower or any Subsidiary (other than an Inactive Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than an Inactive Subsidiary) or for a substantial part of the property or assets of the Borrower or any Subsidiary (other than an Inactive Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

         (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $10,000,000;

         (k) any Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

         (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that such loss (i) is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy or (ii) would not, together with all such losses, result in Collateral having a fair market value in excess of $5,000,000 ceasing to be so subject; or

         (m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

                                  The Agents

         In order to expedite the transactions contemplated by this Agreement, Credit Suisse First Boston is hereby appointed to act as Administrative Agent and Collateral Agent, and Morgan Stanley Senior Funding, Inc. is hereby appointed to act as Lead Arranger and Syndication Agent on behalf of the Lenders (the Administrative Agent, the Collateral Agent, the Lead Arranger and the Syndication Agent being referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

         Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders with the consent of the Borrower (not to be unreasonably withheld), unless an Event of Default shall have occurred and be continuing, shall have the right to appoint a successor.

If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

         Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on the aggregate amount of its outstanding Loans (or, prior to the termination of the Commitments, its unused Commitment) hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                 Miscellaneous


         SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

                  (a) if to the Borrower, to it at 200 Public Square, Cleveland, Ohio 44114-2308, Attention of Corporate Secretary (Fax No.
         (216) 622-5631);

                  (b) if to the Administrative Agent or the Collateral Agent, to Credit Suisse First Boston, Eleven Madison Avenue, New York, New York 10010, Attention of Shazia Sarker

         (Fax No. (212) 325-8304, with a copy to Credit Suisse First Boston, at Eleven Madison Avenue, New York, New York 10010, Attention of David Dodd (Fax No. (212) 325-8304);

                  (c) if to the Lead Arranger or the Syndication Agent, to Morgan Stanley Senior Funding, Inc., at 1221 Avenue of the Americas, New York, New York 10036, Attention of Morgan Edwards (Fax No. (212) 762-9181), with a copy to Morgan Stanley Senior Funding, Inc., at 1585 Broadway, New York, New York 10036, Attention of James Morgan (Fax No.
         (212) 761-0592); and

                  (d) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

         SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

         SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart hereof by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

         SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate or Related Fund of such Lender, (x) the Borrower, the Administrative Agent and the Lead Arranger must give their prior written consent to such assignment (which consent shall not be unreasonably withheld); provided, however, that the consent of the Borrower shall not be required to any such assignment during the continuance of any Event of Default described in subsection (g) or (h) of Article VII, and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender's Commitment) and increments of $1,000,000 in excess thereof, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, if any, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent, the Collateral Agent and the Lead Arranger to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, the Collateral Agent and the Lead Arranger, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall
(i) accept such Assignment
and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount scheduled pursuant to Section 2.11 of principal of or the rate at which interest is payable on the Loans, extending any principal payment date scheduled pursuant to Section 2.11 or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Guarantor or all or any substantial part of the Collateral).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

         (h) Notwithstanding the limitations set forth in paragraph (b) above, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

         (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) such grant shall not be effective unless the Borrower consents thereto (such consent not to be unreasonably withheld), (ii) nothing herein shall constitute a commitment by any SPC to make any Loan and (iii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

         (j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

         SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

         (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent and each Lender, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any claim, litigation, investigation or proceeding (whether or not any Indemnitee is a party thereto) relating to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, or (iii) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount scheduled pursuant to
Section 2.11 of, or extend the maturity of or any principal payment date scheduled pursuant to Section 2.11 or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment of any Lender, without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j), the provisions of this Section, the definition of the term "Required Lenders" or release any Guarantor (except to the extent in connection with the sale of any Guarantor or the sale of all or substantially all the assets of any Guarantor allowed by this Agreement) or all or any substantial part of the Collateral, without the prior written consent of each Lender or (iv) amend or modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Lead Arranger hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Lead Arranger, respectively.

         SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that, to the extent permitted by law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

         (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.16. Confidentiality. The Administrative Agent, the Collateral Agent, the Lead Arranger and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Lead Arranger or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to a potential assignee or participant of such Lender or any direct or indirect contractual counterparty in any swap agreement relating to the Loans or such potential assignee's or participant's or counterparty's advisors who need to know such Information (provided that any such potential assignee or participant or counterparty shall, and shall use commercially reasonable efforts to cause its advisors to, keep confidential all such Information on the terms set forth in this Section 9.16), (c) to the extent requested by any regulatory authority,
(d) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires Information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (e) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process,
(f) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or (ii) becomes available to the Administrative Agent, the Lead Arranger, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Lead Arranger or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Lead Arranger or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower. The provisions of this Section
9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   THE LTV CORPORATION,

                                   by   /s/ Glenn Moran
                                       -----------------------------------------
                                        Name: Glenn Moran
                                        Title: Senior Vice President


                                   MORGAN STANLEY SENIOR FUNDING, INC.,
                                   individually and as Lead Arranger and
                                   Syndication Agent,

                                   by   /s/ Michael T. McLaughlin
                                       -----------------------------------------
                                        Name: Michael T. McLaughlin
                                        Title: Principal


                                   CREDIT SUISSE FIRST BOSTON, individually and as Administrative Agent and Collateral Agent,

                                   by   /s/ Gregory R. Perry
                                       -----------------------------------------
                                       Name: Gregory R. Perry
                                        Title: Vice President

                                   by   /s/ Kristin Lepri
                                       -----------------------------------------
                                        Name: Kristin Lepri
                                        Title: Associate


                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION,

                                   by   /s/ Edward S. Christie
                                       -----------------------------------------
                                        Name: Edward S. Christie
                                        Title: Manager - Operations


                                   MERRILL LYNCH SENIOR FLOATING
                                   RATE FUND, INC.,

                                   by   /s/ Andrew C. Liggio
                                       -----------------------------------------
                                        Name: Andrew C. Liggio
                                        Title: Authorized Signatory


                                   MERRILL LYNCH SENIOR FLOATING
                                   RATE FUND II, INC.,

                                   by   /s/ Andrew C. Liggio
                                       -----------------------------------------
                                        Name: Andrew C. Liggio
                                        Title: Authorized Signatory

                                NATIONAL CITY BANK,

                                by   /s/ Renold D. Thompson, Jr.
                                     -----------------------------------------
                                     Name: Renold D. Thompson, Jr.
                                     Title: Executive Vice President, Portfolio
                                     Manager


                                KZH STERLING LLC,

                                by   /s/ Peter Chin
                                     -----------------------------------------
                                     Name: Peter Chin
                                     Title: Authorized Agent


                                THE BANK OF NOVA SCOTIA,

                                by   /s/ F.C.H. Ashby
                                     -----------------------------------------
                                     Name: F.C.H. Ashby
                                     Title: Senior Manager Loan Operations

                                                                  CONFORMED COPY

                              SECURITY AGREEMENT dated as of November  10, 1999,
                           among COPPERWELD CORPORATION ("Copperweld"), WELDED TUBE HOLDINGS, INC. ("Welded Tube"), each subsidiary of Copperweld and Welded Tube listed on Schedule I hereto (each of Copperweld and Welded Tube and each such subsidiary individually a "Grantor" and collectively, the "Grantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

         Reference is made to (a) the Credit Agreement dated as of November 10, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The LTV Corporation, a Delaware corporation (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), Morgan Stanley Senior Funding, Inc., a Delaware corporation ("MSSF"), as lead arranger and book manager (in such capacities, the "Lead Arranger"), CSFB, as administrative agent (in such capacity, the "Administrative Agent") and as Collateral Agent for the Lenders, and MSSF, as syndication agent (in such capacity, the "Syndication Agent"), and (b) the Guarantee Agreement dated as of November 10, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Grantors, the other guarantors listed on the signature pages thereto and the Collateral Agent.

         The Lenders have agreed to make Loans to the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Grantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents and (c) the due and punctual payment and performance of all obligations of the Borrower under each Interest Rate Protection Agreement that is specified in writing by the Borrower as a "Covered Interest Rate Protection Agreement" to the Collateral Agent, entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Interest Rate Protection Agreement was entered into (all the monetary and other obligations described in the preceding clauses (a) through
(c) being collectively called the "Obligations").

         Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:


                                   ARTICLE I

                                  Definitions

         SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

         SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "Accounts Receivable" shall mean all indebtedness of an obligor (whether constituting an account, chattel paper or a general intangible) arising from the sale of goods, merchandise or the furnishing of services by a Grantor, including all interest or finance charges and other obligations of such obligor with respect thereto, and all right, title and interest in any returned, repossessed or foreclosed goods or merchandise, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

         "Chattel Paper" shall mean (a) a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific Equipment and (b) all other property now or hereafter constituting "chattel paper" under the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, in each case that are now or hereafter owned by any Grantor. The term Chattel Paper shall not include Accounts evidenced by chattel paper.

         "Collateral" shall mean, with respect to each Grantor, all (a) Documents, (b) Chattel Paper, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts, (g) Investment Property and (h) Proceeds (other than Proceeds of Inventory), except where (i) any Equipment is subject to a purchase money lien permitted under the Credit Agreement in favor of any person (other than the Collateral Agent) if the documents relating to such lien do not permit other liens, or (ii) any General Intangible is the subject of a written agreement which specifically prohibits assignment thereof but only to the extent of such prohibition.

         "Commodity Account" shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "Commodity Contract" shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

         "Commodity Customer" shall mean a person for whom a Commodity Intermediary carries a Commodity Contract on its books.

         "Commodity Intermediary" shall mean (a) a person who is registered as a futures commission merchant under the federal commodities laws or (b) a person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

         "Copperweld" shall mean Copperweld Corporation, a Delaware corporation, and its permitted successors and assigns hereunder.

         "Copperweld Canada" shall mean Copperweld Canada Inc., a company organized under the laws of the Province of Ontario, and its permitted successors and assigns hereunder.

         "Copperweld Canada Note" shall mean the secured intercompany note in the aggregate principal amount of $76,000,000 issued by Copperweld Canada to Copperweld on even date herewith and pledged to the Collateral Agent for the ratable benefit of the Secured Parties hereunder.

         "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

         "Copyrights" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

         "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

         "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

         "Entitlement Holder" shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security

Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such person is the Entitlement Holder.

         "Equipment" shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term Equipment shall include Fixtures.

         "Equity Interest" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company or beneficial interests in a trust or other equity ownership interests in a person.

         "Financial Asset" shall mean (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

         "Fixtures" shall mean all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

         "General Intangibles" shall mean all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Interest Rate Protection Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises or tax refund claims.

         "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "Intercompany Notes" shall mean all promissory notes and other debt securities (other than the Copperweld Canada Note), each having an aggregate principal amount greater than $50,000, issued by any Subsidiary (other than a Grantor) to a Grantor, including those listed on Schedule VI and those issued in the future, and pledged to the Collateral Agent for the ratable benefit of the Secured Parties hereunder.

         "Inventory" shall mean all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

         "Investment Property" shall mean all Securities (whether certificated or uncertificated), including the Copperweld Canada Note, Intercompany Notes, Security Entitlements, Securities Accounts, Commodity Contracts, Commodity Accounts and Equity Interests (other than the Equity Interests of any Grantor or any other Subsidiary of the Borrower), whether now owned or hereafter acquired by any Grantor.

         "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

         "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

         "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

         "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations- in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Perfection Certificate" shall mean a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of each of Copperweld and Welded Tube.

         "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include , (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each counterparty to a Covered Interest Rate Protection Agreement entered into with the Borrower if such counterparty was a Lender or an Affiliate of a Lender at the time the Interest Rate Protection Agreement was entered into, (e) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and
(f) the successors and assigns of each of the foregoing.

         "Securities" shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c) (i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

         "Securities Account" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "Securities Intermediary" shall mean (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

         "Security Entitlements" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "Security Interest" shall have the meaning assigned to such term in
Section 2.01.

         "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

         "Trademarks" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         "WTC" shall mean Welded Tube Company of America, a Delaware corporation, and its permitted successors and assigns hereunder.

         SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.


                                   ARTICLE II

                               Security Interest

         SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

         SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.


                                  ARTICLE III

                         Representations and Warranties

         The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

         SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than (i) any consent or approval which has been obtained or (ii) any consent or approval which, if not obtained, would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on each Grantor; provided that in the case of clause (ii), each Grantor covenants to use its reasonable best efforts to obtain such consent or approval.

         SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration under the Uniform Commercial Code, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or with respect to the filing of amendments or new filings to reflect the change of any Grantor's name, location, identity or corporate structure, except that no filings, recordings or registrations shall be required to be made with respect to (i) motor vehicles subject to any requirement that a filing, registration or recording be made with the department of motor vehicles or any other similar department or agency in any relevant jurisdiction ("Excluded Motor Vehicles") and (ii) Inventory having a fair market value not in excess of $1,000,000 in the aggregate at any time which is not in the possession of a Grantor ("Excluded Inventory" and, together with Excluded Motor Vehicles, "Excluded Collateral").

         (b) Each Grantor shall ensure that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of United States registered Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States registered Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of United States registered Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of United States registered Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

         SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations to the extent a security interest can be created under the Uniform Commercial Code, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral (other than the Excluded Collateral) in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. Section 261 or 15 U.S.C. Section 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. Section 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement that may be prior to the Security Interest.

         SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to
Section 6.02 of the Credit Agreement.

                                   ARTICLE IV

                                   Covenants

         SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees to notify the Collateral Agent promptly in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility) other than changes in the location of any Excluded Inventory, (iii) in its identity or corporate structure or (iv) in its Federal Taxpayer Identification Number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral, subject to any Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement that may be prior to such security interest. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

         (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

         SECTION 4.02. Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer and the chief legal officer of the Borrower or each of Copperweld and Welded Tube setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.02. Each certificate delivered pursuant to this Section 4.02 shall identify in the format of Schedule II, III, IV or V, as applicable, all United States registered Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.

         SECTION 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral (other than Excluded Inventory) against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

         SECTION 4.04. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument having a principal amount in excess of $50,000, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

         Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II, III, IV or V hereto or adding additional schedules hereto to specifically identify any asset or item that may constitute United States registered Copyrights, Licenses, Patents or Trademarks; provided, however, that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its reasonable best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

         SECTION 4.05. Inspection and Verification. The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, upon reasonable notice, at the Grantors' own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Collateral in the possession of any third person, by contacting the third person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being understood that any such information shall be deemed to be "Information" subject to the provisions of Section 9.16 of the Credit Agreement).

         SECTION 4.06. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement only to the extent the Grantor fails to discharge or dispute in good faith such taxes, assessments, charges, fees, Liens, security interests or other encumbrances, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this
Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

         SECTION 4.07. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

         SECTION 4.08. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.02 or 6.05 of the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral (other than Excluded Inventory) owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory (other than Excluded Inventory) to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest by a Grantor and shall have been instructed by a Grantor to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent (which shall permit such Inventory to be removed by such Grantor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee, agent or processor that an Event of Default has occurred and is continuing).

         SECTION 4.09. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.02 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.09, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

         SECTION 4.10. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

         (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

         (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

         (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

         (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable, subject to the provisions of Section 7.14 hereunder.

         (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights material to the conduct of such Grantor's business (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

         (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

         (h) Upon and during the continuance of an Event of Default, upon the request of the Collateral Agent, each Grantor shall use its reasonable best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.


                                   ARTICLE V

                               Power of Attorney


         Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (e) to settle, com promise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable, subject to the provisions of Section 7.14 hereunder. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.


                                   ARTICLE VI

                                    Remedies

         SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver or make available each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         SECTION 6.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

                           FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                           SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                           THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Subject to the foregoing, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.


                                  ARTICLE VII

                                 Miscellaneous

         SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it at its address or fax number set forth on Schedule I, with a copy to the Borrower.

         SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall, to the extent permitted by law, be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

         SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

         SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

         SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 7.06. Collateral Agent's Fees and Expenses; Indemnification.
(a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral,
(iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

         (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, any claim, litigation, investigation or proceeding relating to the execution, delivery or performance of this Agreement or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 7.06 shall be payable on written demand therefor.

         SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE LAW OF THEIR LOCATION SHALL GOVERN WITH RESPECT TO THE CREATION, PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS IN FIXTURES AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO (IF APPLICABLE).

         SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Administrative Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

         SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN

DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

         SECTION 7.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 7.04), and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 7.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.13. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that, to the extent permitted by law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

         (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 7.14. Termination. (a) This Agreement and the Security Interest shall terminate when all the Obligations (other than wholly contingent indemnification obligations) then due and owing have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent. A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that all the capital stock of such Grantor or all or substantially all of the assets of such Grantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement;

provided that the Required Lenders shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

                  (b) The Security Interest in (i) any Collateral sold by or for the account of a Grantor in accordance with the terms of the Credit Agreement and (ii) in the case of any Collateral consisting of Inventory, any Proceeds of such Inventory (including for avoidance of doubt, Accounts Receivable) sold or encumbered under a Securitization Facility, shall automatically be released without the need for any action on the part of the Collateral Agent upon the sale of such Collateral by or for the account of such Grantor.

         SECTION 7.15. Additional Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 3 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                   EACH OF THE GRANTORS LISTED ON
                                   SCHEDULE I HERETO,


                                   by: /s/ Glenn J. Moran
                                       ------------------------------------
                                       Name:  Glenn J. Moran
                                       Title:  Vice President


                                   CREDIT SUISSE FIRST BOSTON, as Collateral
                                   Agent,



                                   by: /s/ Chris T. Horgan
                                       ------------------------------------
                                       Name:  Chris T. Horgan
                                       Title:  Vice President


                                   by: /s/ Gregory R. Perry
                                       ------------------------------------
                                       Name:  Gregory R. Perry
                                       Title:  Vice President

                                                                      SCHEDULE I
                                    GRANTORS

Name                                                 Address/Fax Number
----                                                 ------------------

                                                                     SCHEDULE II

                      COPYRIGHTS OWNED BY [NAME OF GRANTOR]
                      -------------------------------------


 [Make a separate Schedule II for each Grantor, and if no copyrights are owned, so state. List in numerical order by copyright registration/application no.]

                          U.S. Copyright Registrations
                          ----------------------------

        Title                Class   Reg. Date         Reg No.
        -----                -----   ---------         -------




              Pending U.S. Copyright Applications for Registration
              ----------------------------------------------------

         Title               Class    Date Application Filed
         -----               -----    ----------------------

                                                                    SCHEDULE III
                                    LICENSES
                                    --------


              [Make a separate Schedule III for each Grantor, and if not a licensor/licensee in a license/sublicense, so state.]



                                     PART I
                                     ------

            LICENSES/SUBLICENSES OF [NAME OF GRANTOR] ON DATE HEREOF
            --------------------------------------------------------


                                 A. Copyrights
                                 -------------

              [List U.S. copyrights in numerical order by Reg. No.]


       Licensee Name         Date of License/                  Title of
        and Address             Sublicense                 U.S. Copyrights        Class          Reg. Date          Reg. No.
        -----------          ----------------              ---------------        -----          ---------          --------



                                   B. Patents
                                   ----------

              [List first in numerical order by U.S. patent nos. followed by U.S. patent application nos.]


 Licensee Name     Date of License/                                        Application Date          Application/
  and Address         Sublicense        Title of U.S. Patent     Class      Filed/Issue Date           Patent No.
  -----------         ----------        --------------------     -----      ----------------           ----------

                                 C. Trademarks
                                 -------------

              [List first in numerical order by U.S. trademark nos., followed by U.S. trademark application nos.]


Licensee Name             Date of License/                                   Application Date             Application/
 and Address                 Sublicense        U.S. Mark          Class       Filed/Reg. Date               Reg. No.
 -----------                 ----------        ---------          -----       ---------------               --------

                                   D. Others
                                   ---------

                                     Date of License/
 Licensee Name and Address             Sublicense                Subject Matter
 -------------------------             ----------                --------------


                                     PART 2
                                     ------

      LICENSES/SUBLICENSES OF [NAME OF GRANTOR] AS LICENSEE ON DATE HEREOF
      --------------------------------------------------------------------


                                 A. Copyrights
                                 -------------

              [List U.S. copyrights in numerical order by Reg. No.]

       Licensor Name            Date of License/                Title of
        and Address                Sublicense               U.S. Copyright      Class         Reg. Date          Reg. No.
        -----------                ----------               --------------      -----         ---------          --------


                                   B. Patents
                                   ----------

              [List first in numerical order by U.S. Patent nos. followed by U.S. patent application nos.]


        Licensor Name            Date of License/          Title of                  Application Date/Filed/         Application/
         and Address                Sublicense            U.S. Patent       Class          Issue Date                 Patent No.
         -----------                ----------            -----------       -----          ----------                 ----------



                                 C. Trademarks
                                 -------------

              [List first in numerical order by U.S. trademark nos., followed by U.S. trademark application nos.]

Licensor Name and                  Date of License/                                 Application Date       Application
Address                            Sublicense           U.S. Mark           Class    Filed/Reg. Date          Reg. No.
-------                            ----------           ---------           -----    ---------------          --------




                                   D. Others
                                   ---------

                                    Date of License/
     Licensor Name and Address        Sublicense                 Subject Matter
     -------------------------        ----------                 --------------

                                                                     SCHEDULE IV
                       PATENTS OWNED BY [NAME OF GRANTOR]
                       ----------------------------------



              [Make a separate Schedule IV for each Grantor, and if no patents are owned, so state. List in numerical order by patent no./patent application no.]



                           U.S. Patent Registrations
                           -------------------------


Patent Name                Class            Issue Date                 Patent No.
-----------                -----            ----------                 ----------


                            U.S. Patent Applications
                            ------------------------


 Patent Name                Class            Filing Date                Patent Application No.
 -----------                -----            -----------                ----------------------

                                                                      SCHEDULE V
                TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]
                ------------------------------------------------

              [Make a separate Schedule V for each Grantor, and if no trademarks/trade names are owned, so state.

       List in numerical order by trademark registration/application no.]


                          U.S. Trademark Registrations
                          ----------------------------

        Mark              Class            Reg. Date                  Reg. No.
        ----              -----            ---------                  --------


                          U.S. Trademark Applications
                          ---------------------------

  Mark              Class            Filing Date                Application No.
  ----              -----            -----------                ---------------



                         State Trademark Registrations
                         -----------------------------
     [List in alphabetical order by State/numerical order by trademark no.]

State             Mark             Class             Reg. Date         Reg. No.
-----             ----             -----             ---------         --------


                          State Trademark Applications
                          ----------------------------
           [List in alphabetical order by trademark application no.]

State        Mark         Class             Filing Date       Application No.
-----        ----         -----             -----------       ---------------




                                  Trade Names
                                  -----------

                  Country(s) Where Used              Trade Names
                  ---------------------              -----------

                                                                     SCHEDULE VI
                               INTERCOMPANY NOTES
                               ------------------

Obligor     Obligee          Amount        Issue Date         Maturity Date
-------     -------          ------        ----------         -------------

                                                                  Annex 2 to the
                                                              Security Agreement
                                   [Form Of]
                             PERFECTION CERTIFICATE


         Reference is made to (a) the Credit Agreement dated as of November 10, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), Morgan Stanley Senior Funding, Inc., a Delaware corporation ("MSSF"), as lead arranger and book manager (in such capacities, the "Lead Arranger"), Credit Suisse First Boston, a bank organized under the laws of Switzerland, acting through its New York branch, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, and MSSF, as syndication agent (in such capacity, the "Syndication Agent"), and (b) the Guarantee Agreement dated as of November 10, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Guarantors and the Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement referred to therein, as applicable.

         The undersigned, a Responsible Officer of each of the Grantors, hereby certify to the Collateral Agent and each other Secured Party as follows:

         1.  Names.

         (a) The exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation, and the Federal Tax Identification Number of each Grantor is as follows:

         (b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

         (c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

         (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

         2.  Current Locations.

         (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor           Mailing Address           County            State
-------           ---------------           ------            -----



         (b) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a) above:

Grantor           Mailing Address           County            State
-------           ---------------           ------            -----



         (c) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Collateral not identified in paragraph (a) or (b) above (other than Collateral consisting of Inventory located on the premises of outside processors and having a value not in excess of $1, 000, 000 in the aggregate ("De Minimis Inventory")):

Grantor           Mailing Address           County            State
-------           ---------------           ------            -----

         (d) Set forth below opposite the name of each Grantor are the names and addresses of all persons other than such Grantor that have possession of any of the Collateral other than De Minimis Inventory of such Grantor:

Grantor           Mailing Address           County            State
-------           ---------------           ------            -----



         3. Unusual Transactions. All Inventory has been acquired by the Grantors in the ordinary course of business.

         4. File Search Reports. Attached hereto as Schedule 4(A) are true copies of file search reports from the Uniform Commercial Code filing offices where filings described in Section 3.18 of the Credit Agreement are to be made. Attached hereto as Schedule 4(B) is a true copy of each financing statement or other filing identified in such file search reports.

         5. UCC Filings. Duly signed financing statements on Form UCC-1 in substantially the form of Schedule 5 hereto have been prepared for filing in the Uniform Commercial Code filing office in each jurisdiction where a Grantor has Collateral other than De Minimis Inventory as identified in Section 2 hereof.

         6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

         7. Filing Fees. To the best of my knowledge, all filing fees and taxes payable in connection with the filings described in Section 5 above have been paid.

         8. Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all promissory notes and all other indebtedness evidenced by a note held by each Acquired Subsidiary and all intercompany notes between the Borrower and each Acquired Subsidiary and between each Acquired Subsidiary and each other Subsidiary.

         9. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by the Borrower to any Acquired Subsidiary or made by any Acquired Subsidiary to the Borrower or any other Subsidiary of the Borrower, which advances will be on and after the date hereof evidenced by one or more intercompany notes, and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to any Acquired Subsidiary.

         10. Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (i) the exact corporate name of the corporation that owns such property as such name appears in its certificate of incorporation, (ii) if different from the name identified pursuant to clause (i), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (iii) each filing office in which a Mortgage with respect to such property was filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

         11. Intellectual Property. Attached hereto as Schedule 11(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Acquired Subsidiary's Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner, the registration number and the expiration date of each Patent License, Trademark and Trademark License owned by any Acquired Subsidiary. Attached hereto as Schedule 11(B) in proper form for filing with the United States

Copyright Office is a schedule setting forth all of each Acquired Subsidiary's Copyrights and Copyright Licenses, including the name of the registered owner, the registration number and the expiration date of each Copyright or Copyright License owned by any Acquired Subsidiary.


         IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this 10th day of November 1999.

                                        COPPERWELD CORPORATION,


                                        by: ________________________________
                                            Name:
                                            Title:[Responsible Officer]


                                        WELDED TUBE HOLDINGS, INC.,


                                        by: ________________________________
                                            Name:
                                            Title:[Responsible Officer]

                                                                 Annex  3 to the
                                                              Security Agreement

                                    SUPPLEMENT NO. __ dated as of __, to the
                  Security Agreement dated as of November 10, 1999, among COPPERWELD CORPORATION ("Copperweld"), WELDED TUBE HOLDINGS, INC. ("Welded Tube"), each subsidiary of Copperweld and Welded Tube listed on Schedule I thereto (each of Copperweld and Welded Tube and each such subsidiary individually a "Grantor" and collectively, the "Grantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

         A. Reference is made to (a) the Credit Agreement dated as of November 10, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The LTV Corporation, a Delaware corporation (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), Morgan Stanley Senior Funding, Inc., a Delaware corporation ("MSSF"), as lead arranger and book manager (in such capacities, the "Lead Arranger"), CSFB, as administrative agent (in such capacity, the "Administrative Agent") and as Collateral Agent for the Lenders, and MSSF, as syndication agent (in such capacity, the "Syndication Agent"), and (b) the Guarantee Agreement dated as of November 10, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Grantors, the other guarantors listed on the signature pages thereto and the Collateral Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

         C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 7.15 of Security Agreement provides that additional wholly owned Subsidiaries of Copperweld or Welded Tube may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Grantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

         Accordingly, the Collateral Agent and the New Grantor agree as follows:

         SECTION 1. In accordance with Section 7.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

         SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE LAW OF THEIR LOCATION SHALL GOVERN WITH RESPECT TO THE CREATION, PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS IN FIXTURES AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO (IF APPLICABLE).

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.

         SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.


         IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.


                                 [Name Of New Grantor],


                                 by: __________________________________
                                     Name:
                                     Title:
                                     Address:

                                 CREDIT SUISSE FIRST BOSTON, as Collateral
                                 Agent,


                                 by: __________________________________
                                     Name:
                                     Title:


                                 by: __________________________________
                                     Name:
                                     Title:

                                                                      SCHEDULE I
                                                     to Supplement No.___ to the
                                                              Security Agreement


                             LOCATION OF COLLATERAL
                             ----------------------



Description                                                   Location
-----------                                                   --------

                                                                  CONFORMED COPY










                                    INDEMNITY, SUBROGATION and CONTRIBUTION
                           AGREEMENT dated as of November 10, 1999, among THE LTV CORPORATION, a Delaware corporation (the "Borrower"), each Subsidiary of the Borrower listed on Schedule I hereto (the "Guarantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).


         Reference is made to (a) the Credit Agreement dated as of November 10, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), Morgan Stanley Senior Funding, Inc., a Delaware corporation ("MSSF"), as lead arranger and book manager (in such capacities, the "Lead Arranger"), CSFB, as administrative agent (in such capacity, the "Administrative Agent") and as Collateral Agent for the Lenders, and MSSF, as syndication agent (in such capacity, the "Syndication Agent"), and (b) the Guarantee Agreement dated as of November 10, 1999, among the Guarantors and the Collateral Agent (the "Guarantee Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of the Borrower under the Credit Agreement pursuant to the Guarantee Agreement, and the Guarantors have granted Liens on and security interests in certain of their assets to secure such guarantees. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

         Accordingly, the Borrower, each Guarantor and the Collateral Agent agree as follows:

         SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law, the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

         SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

         SECTION 3. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been paid in full in cash or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or other wise.

         SECTION 4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 5. No Waiver; Amendment. (a) No failure on the part of the Collateral Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Collateral Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

         SECTION 6. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

         SECTION 7. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

         SECTION 8. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Collateral Agent, the other Secured Parties and each Guarantor and shall survive the making by the Lenders of the Loans and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid and as long as the Commitments have not been terminated.

         (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 10. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 11. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, each wholly owned Domestic Subsidiary of the Borrower that was not in existence or not such a Subsidiary on the date of the Credit Agreement (other than an Inactive Subsidiary or a Securitization Subsidiary) or any such Subsidiary that ceases to be an Inactive Subsidiary is required to enter into the Guarantee Agreement as a Guarantor upon becoming such a Subsidiary or ceasing to be an Inactive Subsidiary, as the case may be. Upon execution and delivery, after the date hereof, by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.


                                  THE LTV CORPORATION,


                                   by:  /s/ Glenn J. Moran
                                        ----------------------------------------
                                        Name:  Glenn J. Moran
                                        Title:  Senior Vice President


                                   EACH OF THE SUBSIDIARIES LISTED ON
                                   SCHEDULE I HERETO, as a Guarantor,


                                   by:  /s/ Glenn J. Moran
                                        ----------------------------------------
                                        Name:  Glenn J. Moran
                                        Title:  Vice President


                                   CREDIT SUISSE FIRST BOSTON, as Collateral
                                   Agent,

                                   by:  /s/ Gregory R. Perry
                                        ----------------------------------------
                                        Name:  Gregory R. Perry
                                        Title:  Vice President


                                   by:  /s/ Chris T. Horgan
                                        ----------------------------------------
                                        Name:  Chris T. Horgan
                                        Title:  Vice President

                                                                      SCHEDULE I
                                                   to the Indemnity, Subrogation
                                                      and Contribution Agreement

                                   Guarantors
                                   ----------

Name                               Address
----                               --------

                                                                      Annex 1 to
                                                  the Indemnity, Subrogation and
                                                          Contribution Agreement


                                    SUPPLEMENT NO.   dated as of    , to the
                           Indemnity, Subrogation and Contribution Agreement dated as of November 10, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among THE LTV CORPORATION, a Delaware corporation (the "Borrower"), each Subsidiary of the Borrower listed on Schedule I thereto (the "Guarantors"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).


         A. Reference is made to (a) the Credit Agreement dated as of November 10, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), Morgan Stanley Senior Funding, Inc., a Delaware corporation ("MSSF"), as lead arranger and book manager (in such capacities, the "Lead Arranger"), CSFB, as administrative agent (in such capacity, the "Administrative Agent") and as Collateral Agent for the Lenders, and MSSF, as syndication agent (in such capacity, the "Syndication Agent"), and (b) the Guarantee Agreement dated as of November 10, 1999, among the Guarantors and the Collateral Agent (the "Guarantee Agreement").

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

         C. The Borrower and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.11 of the Credit Agreement, each wholly owned Domestic Subsidiary of the Borrower that was not in existence or not such a Subsidiary on the date of the Credit Agreement (other than an Inactive Subsidiary or Securitization Subsidiary) or any such Subsidiary that ceases to be an Inactive Subsidiary is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary or ceasing to be an Inactive Subsidiary, as the case may be. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

         Accordingly, the Collateral Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

         SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.


         IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.


                                [Name Of New Guarantor],


                                by: _______________________
                                    Name:
                                    Title:
                                    Address:

                                CREDIT SUISSE FIRST BOSTON, as Collateral Agent,


                                by: _______________________
                                    Name:
                                    Title:


                                by: _______________________
                                    Name:
                                    Title:

                                                                     SCHEDULE I
                                          to Supplement No.___ to the Indemnity,
                                          Subrogation and Contribution Agreement







                                   Guarantors
                                   -----------


Name                                Address
----                                -------

                                                                  CONFORMED COPY

                                    GUARANTEE AGREEMENT dated as of November 10,
                           1999, among each of the subsidiaries listed on
                           Schedule I hereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of THE LTV CORPORATION, a Delaware corporation (the "Borrower"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         Reference is made to the Credit Agreement dated as of November 10, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), Morgan Stanley Senior Funding, Inc., a Delaware corporation ("MSSF"), as lead arranger and book manager (in such capacities, the "Lead Arranger"), CSFB, as administrative agent (in such capacity, the "Administrative Agent") and as Collateral Agent for the Lenders, and MSSF, as syndication agent (in such capacity, the "Syndication Agent"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a wholly owned Domestic Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans, the Guarantors are willing to execute this Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents and (c) the due and punctual payment and performance of all obligations of the Borrower under each Interest Rate Protection Agreement that is specified in writing by the Borrower as a "Covered Interest Rate Protection Agreement" to the Collateral Agent, entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Interest Rate Protection Agreement was entered into (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
(b) under any Guarantee of Indebtedness subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to

(i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties (including the Indemnity, Subrogation and Contribution Agreement).

         SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any extension, renewal or increase of or in any of the Obligations, (c) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of any Loan Document (other than this Agreement), any Guarantee or any other agreement or instrument, including with respect to any other Guarantor under this Agreement, (d) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party or (e) the failure or delay of any Secured Party to exercise any right or remedy against any other guarantor of the Obligations.

         SECTION 3. Security. Each of the Guarantors authorizes the Collateral Agent and each of the other Secured Parties to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other Obligors.

         SECTION 4. Guarantee Of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

         SECTION 5. No Discharge or Diminishment of Guarantee. To the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not, to the fullest extent permitted by law, be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document, any Guarantee or any other agreement or instrument, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations) or which would impair or eliminate any right of such Guarantor to subrogation.

         SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final payment in full in cash of the Obligations. To the fullest extent permitted by law, the Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and finally paid in cash. Pursuant to applicable law, each of the Guarantors waives, to the fullest extent permitted by law, any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

         SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

         SECTION 9. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

         SECTION 10. Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

         SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of, or all or substantially all the assets of, a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

         SECTION 12. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

         SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of the Borrower.

         SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 18. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that, to the fullest extent permitted by law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

         (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

         SECTION 20. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, each wholly owned Domestic Subsidiary of the Borrower that was not in existence or not such a Subsidiary on the date of the Credit Agreement (other than an Inactive Subsidiary or a Securitization Subsidiary) or any such Subsidiary that ceases to be an Inactive Subsidiary is required to enter into this Agreement as a Guarantor upon becoming a Subsidiary or ceasing to be an Inactive Subsidiary, as the case may be. Upon execution and delivery after the date hereof by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         SECTION 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                       EACH OF THE SUBSIDIARIES
                                       LISTED ON SCHEDULE I HERETO,


                                       by:  /s/ Glenn J. Moran
                                            ------------------------------------
                                            Name:  Glenn J. Moran
                                            Title:  Vice President


                                       CREDIT SUISSE FIRST BOSTON, as Collateral
                                       Agent,


                                       by:  /s/ Gregory R. Perry
                                            ------------------------------------
                                            Name:  Gregory R. Perry
                                            Title:  Vice President


                                       by:  /s/ Chris T. Horgan
                                            ------------------------------------
                                            Name:  Chris T. Horgan
                                            Title: Vice President

                                                               Schedule I to the
                                                             Guarantee Agreement


                  Guarantor                                         [Address]
                  ---------                                        -----------

                                                                  Annex 1 to the
                                                             Guarantee Agreement



                                    SUPPLEMENT NO.     dated as of      , to the
                           Guarantee Agreement dated as of November 10, 1999, among each of the subsidiaries listed on Schedule I thereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of THE LTV CORPORATION, a Delaware corporation (the "Borrower"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         A. Reference is made to the Credit Agreement dated as of November 10, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), Morgan Stanley Senior Funding, Inc., a Delaware corporation ("MSSF"), as lead arranger and book manager (in such capacities, the "Lead Arranger"), CSFB, as administrative agent (in such capacity, the "Administrative Agent") and as Collateral Agent for the Lenders, and MSSF, as syndication agent (in such capacity, the "Syndication Agent").

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

         C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.11 of the Credit Agreement, each wholly owned Domestic Subsidiary of the Borrower that was not in existence or not such a Subsidiary on the date of the Credit Agreement (other than an Inactive Subsidiary or a Securitization Subsidiary) or any such Subsidiary that ceases to be an Inactive Subsidiary is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary or ceasing to be an Inactive Subsidiary, as the case may be. Section 20 of the Guarantee Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

         Accordingly, the Collateral Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 20 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

         SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.


         IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.


                                       [Name Of New Guarantor],


                                        by: ____________________________________
                                            Name:
                                            Title:
                                            Address:

                                       CREDIT SUISSE FIRST BOSTON, as Collateral
                                       Agent,


                                        by: ____________________________________
                                            Name:
                                            Title:

                                        by: ____________________________________
                                            Name:
                                            Title: